ASSET PURCHASE AGREEMENT


                             Dated as of May 7, 1999


                                     Between

                             R.L. STOWE MILLS, INC.

                                       And

                              THE DIXIE GROUP, INC.





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I......................................................................1

DEFINITIONS....................................................................1
1.1      Definitions...........................................................1
1.2      Interpretation.......................................................10

ARTICLE II....................................................................11

PURCHASE TRANSACTIONS.........................................................11
2.1      Sale and Purchase of Assets..........................................11
2.2      Procedures for Certain Contracts and other Purchased Assets..........17
2.3      Treatment of Excess Cotton Inventory.................................17
2.4      Closing..............................................................18

ARTICLE III...................................................................18

PURCHASE PRICE; ADJUSTMENTS AND PAYMENT.......................................18
3.1      Purchase Price.......................................................18
3.2      Adjustment of Initial Purchase Price.................................19
3.3      Determination of Purchase Price Adjustment...........................20
3.4      Post-Closing Purchase Price Adjustment Payment.......................21
3.5      Purchase Price Allocation............................................21
3.6      Real Property and Other Business Expenses; Proration.................21

ARTICLE IV....................................................................22

REPRESENTATIONS AND WARRANTIES................................................22
4.1      Representations and Warranties of the Seller.........................22
         4.1.1    Existence...................................................22
         4.1.2    Authorization; Authority; Enforceability....................23
         4.1.3    Properties and Assets.......................................23
         4.1.4    Intellectual Property and Software..........................24
         4.1.5    No Violation; Consents......................................25
         4.1.6    Financial Statements........................................26
         4.1.7    Governmental Authorizations; Compliance with Laws...........27
         4.1.8    Contracts...................................................27
         4.1.9    Tax Matters.................................................28
         4.1.10   Litigation..................................................28
         4.1.11   Environmental Matters.......................................29
         4.1.12   Absence of Change...........................................30
         4.1.13   Real Property...............................................31
         4.1.14   Labor and Employment Matters................................32

                                       i

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         4.1.15   Customers...................................................34
         4.1.16   Insurance...................................................34
         4.1.17   Employee Benefit Plans......................................34
         4.1.18   Brokers; Finders............................................35
         4.1.19   Warranties and Product Liability............................35
         4.1.20   Suppliers and Employees.....................................35
         4.1.21   Tax Qualification...........................................35
         4.1.22   Disclaimer of Additional Warranties.........................36
4.2      Representations and Warranties of the Buyers.........................36
         4.2.1    Corporate Existence.........................................36
         4.2.2    Authorization; Enforceability...............................36
         4.2.3    No Violation; Consents......................................36
         4.2.4    Litigation..................................................36
         4.2.5    Brokers; Finders............................................37
         4.2.6    Solvency....................................................37
         4.2.7    Seller's Representations and Warranties.....................37
         4.2.8    Tax Qualification...........................................37

ARTICLE V.....................................................................37

CERTAIN COVENANTS.............................................................37
5.1      Consummation of Agreement............................................37
5.2      Government and Third Party Consents..................................37
5.3      Filings..............................................................38
5.4      Conduct of Business Before Closing...................................38
5.5      Access and Information; Confidentiality..............................39
5.6      Real Property........................................................40
5.7      Employees............................................................41
5.8      Customers, Suppliers and Employees...................................44
5.9      Assistance in Transition.............................................45
5.10     Lien Search..........................................................45
5.11     Exclusivity..........................................................45
5.12     Cooperation..........................................................46
5.13     Use of Intellectual Property and Business Names......................46
5.14     Requested Business Records...........................................46
5.15     Brokers .............................................................46
5.16     Certain Remediation..................................................46
5.17     Water and Electrical Supply to Golf Course...........................47
5.18     Collection of Trade Receivables......................................47
5.19     Initial Inventory Payment Calculation................................47
5.20     MIS Entity...........................................................47
5.21     Financing............................................................48
5.22     Copy of Proprietary Software.........................................48

ARTICLE VI....................................................................48

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CONDITIONS PRECEDENT..........................................................48
6.1      Conditions to Obligation of the Buyer................................48
         6.1.1    Representations; Performance................................48
         6.1.2    Noncompetition Agreement....................................48
         6.1.3    Opinions of Counsel.........................................48
         6.1.4    Consents....................................................49
         6.1.5    No Proceeding, Litigation, or Order.........................49
         6.1.6    No Material Adverse Change..................................49
         6.1.7    Documents Delivered.........................................49
         6.1.8    HSR Act Filings.............................................50
         6.1.9    Title Insurance on Real Property............................50
         6.1.10   Permits.....................................................50
         6.1.11   Financing...................................................50
6.2      Conditions to Obligation of the Seller...............................50
         6.2.1    Representations; Performance................................51
         6.2.2    Opinion of Counsel..........................................51
         6.2.3    No Proceeding or Litigation.................................51
         6.2.4    Closing Payment and Documents Delivered.....................51
         6.2.5    HSR Act Filings.............................................51

ARTICLE VII...................................................................52

INDEMNIFICATION...............................................................52
7.1      Indemnification by the Seller........................................52
7.2      Indemnification by the Buyer.........................................54
7.3      Limitations..........................................................54
7.4      Procedure for Indemnification........................................55
         7.4.1    Third Party Claims..........................................55
         7.4.2    Direct Claims...............................................56
         7.4.3    Interest....................................................57
         7.4.4    Remedies....................................................57

ARTICLE VIII..................................................................58

MISCELLANEOUS.................................................................58
8.1      Termination..........................................................58
8.2      Default by the Buyer.................................................58
8.3      Default by Seller....................................................59
8.4      Bulk Sales Law.......................................................59
8.5      Expenses.............................................................59
8.6      Public Announcements.................................................59
8.7      Assignment; Successors...............................................59
8.8      Amendment and Modification; Waivers..................................60
8.9      Notices..............................................................60
8.10     Further Assurances; Records..........................................61
8.11     Mail     ............................................................61

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8.12     Governing Law; Submission to Jurisdiction;
           Appointment of Agent for Service of Process........................61
8.13     Remedies ............................................................62
8.14     Update to Schedules..................................................62
8.15     Entire Agreement; Counterparts.......................................63
8.16     Enforceability of Provisions.........................................63


                                    Exhibits

A          Form of Bill of Sale
B          Form of Contract Assignment
C          Form of Deeds of Conveyance
D          Form of Noncompetition Agreement
E          Form of  Opinion  of Witt,  Gaither &  Whitaker,  P.C.
F          Form of Opinion of Robinson, Bradshaw & Hinson, P.A.


                                    Schedules

1.1             Permitted Liens
2.1(a)(i)       Plants
2.1(a)(iii)     Personal Property
2.1(a)(v)       Assumed Contracts
2.1(a)(viii)    Telephone and Facsimile Numbers; Post Office Boxes
2.1(b)          Excluded Assets
2.2             Required Consents
3.1(a)          Severance  Adjustment
3.1(b)          Standard Cost
4.1.1           Foreign  Qualifications
4.1.3(a)        Title to Purchased Assets
4.1.3(b)        Purchased Asset Location
4.1.3(c)        Defects in Personal Property
4.1.3(d)        Leased Property
4.1.4(b)        Trademarks and Copyrights
4.1.4(c)        Patents
4.1.4(d)        Intellectual Property Ownership Exceptions
4.1.4(e)        Third Party Software
4.1.4(f)        Proprietary Software
4.1.4(g)        Obligations to Third Parties - Software
4.1.6(b)        Income Statement Disclosures
4.1.6(d)        Financial Statements
4.1.7           Permits
4.1.8           Material Contracts
4.1.11(a)       Environmental Reports

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4.1.11(b)       Environmental Permits
4.1.11(c)       Hazardous Substances; USTs
4.1.12          No Adverse Change
4.1.13(a)       Real Property
4.1.13(e)       Real Property and Improvements Insurance Notices
4.1.13(g)       Structural Condition of Improvements
4.1.13(h)       Real Property Dependencies
4.1.14(a)       Employment Contracts
4.1.14(e)       Employees of the Business
4.1.15          Customers
4.1.16          Insurance
4.1.17          Employee Benefits Plans
4.1.19          Customary Warranty
4.1.20          Employees
5.7             Non-Offer Employees
5.19            Buyer's Credit Policies
5.21            Financing Proposal
7.1(b)          Certain Employees
7.2             Severance Policy

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT dated as of May 7, 1999, is by and between R.
L. STOWE MILLS, INC., a North Carolina corporation ("Buyer"), and THE DIXIE GROUP, INC., a Tennessee corporation ("Seller").

                             Statement of Agreement

     NOW, THEREFORE, in consideration of the premises and of the covenants made herein and of the mutual benefits to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, all intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. The following terms as used in this Agreement shall have the following meanings:

     "Adjusted  Initial  Purchase  Price"  shall have the meaning  specified  in
Section 3.2.

     "Adjustment Amount" shall have the meaning specified in Section 3.4.

     "Affiliate" shall mean, with reference to a Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall mean this Agreement, all Exhibits and Schedules hereto, all amendments made hereto and thereto by written agreement of the parties, and all other agreements executed by the parties in connection with any of the foregoing.

     "Arbitrator" and "Arbitrators" shall have the meaning specified in Section 7.4.2.

     "April Balance Sheet" shall be the unaudited balance sheet of the Business as of May 1, 1999.

     "Assumed Contracts" shall have the meaning specified in Section 2.1(a)(v).

     "Assumed Liabilities" shall have the meaning specified in Section 2.1(c).

     "Big Five" shall mean and include any of the following independent certified public accounting firms: Arthur Andersen LLP, PricewaterhouseCoopers LLP, KPMG Peat Marwick LLP, Deloitte & Touche LLP, Ernst & Young LLP and any combined entity including any 2 or more of such firms.

     "Bill of Sale" shall have the meaning specified in Section 2.1(a).

     "Business" shall mean the manufacture, marketing, sales and distribution of mercerized yarn (natural and dyed), dyed yarn (unmercerized), cotton covered correspun yarn, combed cotton yarn, pima and supima yarn and Tencel(R) yarn, and any and all related businesses, as conducted by the Seller at, out of or relating to the Plants as of and prior to the Closing Date, but excluding the Retained Business.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, are generally closed for business.

     "Business Records" shall mean: (a) all documents, whether in written or electronically stored form, in the possession of Seller pertaining solely to the Business or the Purchased Assets and not the Retained Business, including, but not limited to, personnel files with respect to employees (but not personnel files required by law or agreement to be kept confidential absent the consent of applicable employees), supplier lists, sales listings, advertising and promotional materials, Seller's customer lists and credit files relative to the Business but excluding records subject to confidentiality restrictions imposed by third parties, unless the consents of such parties are obtained; and (b) copies of documents in the possession of Seller pertaining to the Business but which are related, in whole or in part, to the Retained Business and which are either (i) documents reasonably requested by Buyer that can be separated from the records of the Retained Business with reasonable efforts (the "Requested Business Records") or (ii) documents which Seller, in its discretion, elects to include as Business Records, in the case of subparagraphs (i) and (ii) of this definition, either in their entirety or redacted to delete matters pertaining to the Retained Business.

     "Buyer" shall have the meaning specified in the introductory paragraph.

     "Buyer's WARN Obligations" shall have the meaning set forth in Section 5.7(a).

     "Charter Documents" shall mean, with respect to any corporation, such corporation's articles, certificate of incorporation or charter and bylaws, as amended.

     "Closing" and "Closing Date" shall have the meanings specified in Section 2.4.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidential Information" shall have the meaning specified in Section 5.5(b).

     "Confidential   Retained  Business  Information"  shall  have  the  meaning specified in Section 5.5(b).

         "Consent" shall mean the approval, consent, authorization, order, filing, registration or qualification of or with any governmental authority or other Person other than the Seller or the Buyer.

         "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability (including any "comfort letter") of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner or holder of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner or holder of any such primary obligation against loss or failure or inability of the primary obligor to perform in respect thereof;
provided, however, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Contract Assignment" shall have the meaning specified in Section 2.1(a).

     "Contracts" shall mean all contracts, licenses and agreements, whether written or oral, including all instruments; guarantees; liens securing notes or accounts transferred; leases; subleases; supply and customer contracts; work and purchase orders; employment and consultancy, representative, dealer and sales agency contracts; contracts between a Person and its shareholders or their Affiliates; contracts between a Person and any Affiliate of such Person; labor union contracts; licenses or other agreements relating to Software or Intellectual Property or Proprietary Rights; contracts and agreements related to employment, vacation and severance pay; equipment, capital and real property leases; indentures, credit agreements, loan agreements, notes, mortgages, security agreements, interest rate or currency swap, hedge or similar agreements and agreements for financing with third parties; powers of attorney and agency agreements with any Person pursuant to which such Person is granted the authority to act for or on behalf of another; and any other contractual obligations or rights or contractual arrangements, whether similar or dissimilar to the foregoing.

     "Copyright" shall mean the legal right provided by the Copyright Act of 1976, as amended, to the expression contained in any work of authorship fixed in any tangible medium of expression.

     "December Balance Sheet" shall mean the unaudited balance sheet of the Business as of December 26, 1998.

     "Deeds of Conveyance" shall have the meaning specified in Section 2.1(a).

     "Dixie Plan" shall mean the Dixie Group,  Inc.  401(k)  Retirement  Savings
Plan.

     "Dollars" and "$" shall mean United States Dollars.

     "Environmental Law" shall mean any federal, state, municipal or local law, statute, ordinance, common law, rule, regulation, permit, code, order, decree, judgment, injunction, notice, demand letter or other legal requirement having jurisdiction over or pertaining to the Plants, the Business or the Purchased Assets and relating to the protection of health or the environment, including without limitation legal requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, toxic or hazardous substances or wastes, and specifically including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), as such laws and regulations thereunder have been amended or supplemented, and each similar federal, provincial, state, municipal or local statute, and each rule and regulation promulgated under such federal, state, municipal and local laws.

     "Environmental Permits" shall have the meaning specified in Section 4.1.11(b).

     "Environmental Reports" shall have the meaning specified in Section 4.1.11(a).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning specified in Section 4.1.17(a).

     "Excess Cotton" shall have the meaning specified in Section 2.3.

     "Excluded Assets" shall have the meaning specified in Section 2.1(b).

     "Excluded Liabilities" shall have the meaning specified in Section 2.1(d).

     "Final Inventory Value" shall have the meaning set forth in Section 3.3(b).

     "Financial Statements" shall mean (a) the November Balance Sheet, (b) the December Balance Sheet, (c) the April Balance Sheet, (d) the unaudited statement of operations of the Business for the 1-month period ended January 30, 1999 (the "January Statement of Operations"), (e) the unaudited statement of operations of the Business for the 1-month period ended February 27, 1999, which one-month statement of operations will be delivered by Seller to Buyer prior to the Closing Date (the "February Statement of Operations"), (f) the unaudited statement of operations of the Business for the one-month period ended March 27, 1999, which one-month statement will be delivered by Seller to

Buyer prior to the Closing Date (the "March Statement of Operations") and (g) the unaudited statement of operations of the Business for the one-month period ended May 1, 1999, which one-month statement will be delivered by Seller to Buyer prior to the Closing (the "April Statement of Operations"). Copies of the Financial Statements, certified by the Treasurer of the Seller, are attached as
Schedule 4.1.6(a) (or in the case of the April Statement of Operations and April Balance Sheet, will be certified and attached by Seller to Schedule 4.1.6(d) prior to the Closing Date).

     "GAAP" shall have the meaning specified in Section 1.2.6.

     "Hazardous Substance" shall mean and include each substance identified or designated as such under CERCLA, as well as any other substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law;
(ii) it is toxic, reactive, corrosive, infectious, radioactive or otherwise hazardous; or (iii) it is or contains, without limiting the foregoing, petroleum hydrocarbons.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

     "Improvements" shall have the meaning specified in Section 4.1.13(b).

     "Income Tax" or "Income Taxes" shall mean all federal, provincial, state, municipal, local or foreign income taxes (inclusive of any and all interest and penalties thereon) imposed on the Seller with respect to the assets or operations of the Seller or any member of any consolidated group of which the Seller is a party, and which are based in whole or in part upon income, whether current or deferred, but does not include any Taxes.

     "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, and (vii) all Contingent Obligations of such Person.

     "Indemnified Party" shall have the meaning specified in Section 7.4.1(a).

     "Indemnifying Party" shall have the meaning specified in Section 7.4.1(a).

     "Initial  Inventory  Payment"  shall have the  meaning set forth in Section
3.1.

     "Initial  Purchase Price" shall have the meaning  specified in Section 3.1.

     "Intellectual Property" shall mean Copyrights and copyrightable works; Trademarks; Know-how; Trade Secrets; Patents, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; trade dress, logos, trade names (including without limitation the use of trade names and all translations, adaptations, derivations and combinations of the foregoing); all registrations, applications and renewals for any of the foregoing; records, correspondence, product literature, designs, drawings, blueprints, plans, development records and files, technical reports and all other business documents, whether in written or electronically-stored form, related to the development, existence, registration or definition of the foregoing; other proprietary rights associated with the foregoing; all copies and tangible embodiments of the foregoing (in whatever form or medium); and any goodwill associated with any of the foregoing.

     "Interruption" shall have the meaning set forth in Section 7.1(c).

     "Inventory" shall have the meaning specified in Section 2.1(a)(ii).

     "Inventory  Adjustment  Certificate"  shall have the  meaning  set forth in
Section 3.3(b).

     "Know-how"   shall  mean  ideas,   designs,   concepts,   compilations   of
information, methods, techniques, procedures and processes, whether or not patentable.

     "Letter of Intent" shall have the meaning specified in Section 8.15.

     "Lien" shall mean, with respect to any asset, any lien, security interest, pledge, claim, hypothecation, encumbrance, option, lease (or sublease), conditional sales agreement, title retention agreement, charge, easement, restriction, servitude, encroachment or other title exception.

     "Material Adverse Effect" shall mean any effect or event that is materially adverse to the condition (financial or otherwise), results of operations, business and properties of the Business or the Buyer.

     "MIS Entity" shall mean Visicraft Systems, Inc., a Georgia corporation.

     "Noncompetition  Agreement"  shall have the  meaning  specified  in Section
6.1.2.

     "November Balance Sheet" shall mean the unaudited balance sheet of the Business as of November 28, 1998.

     "Patent" shall mean any patent granted by the U.S. Patent and Trademark Office or by the comparable agency of any other country, territory or jurisdiction and any renewal thereof, and any rights arising under any patent application, provisional patent application or disclosure filed with the U.S. Patent and Trademark Office or the comparable agency of any other country, territory or jurisdiction and any rights which may exist to file any such application.

     "Permits" shall have the meaning specified in Section 2.1(a)(vi).

     "Permitted Liens" shall mean (a) Liens for current Taxes not yet due and payable (provided that with respect to real property, Taxes shall be deemed to refer to real and personal property ad valorem property taxes only) (b) with respect to personal property only, Liens arising in the ordinary course of business of the Business for sums not yet due and payable, but not involving any borrowed money or the deferred purchase price for property or services; (c) with respect to personal property only, Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that will be paid in full by Seller, that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required); (d) with respect to personal property only, Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business; (e) with respect to personal property only, Liens evidenced by the filing, for notice purposes only, of financing statements in respect of true leases, and Liens that are leases described in the first sentence of Section 4.1.3(d); (f) with respect to the Real Property, all easements, restrictions, encroachments, servitudes, rights of way, licenses and similar encumbrances on title that do not render title to such real property unmarketable and do not materially impair the use or value of such property for its intended purposes in the Business as presently conducted; (g) with respect to the Real Property located in Tennessee, liens that arise as a matter of law in favor of contractors, materialmen or suppliers upon the commencement of the construction of improvements but only to the extent payments for any obligations giving rise to such liens both (i) are current and
(ii) will be paid in full by Seller; (h) Liens created pursuant to the Twister Notes; and (i) other Liens listed on Schedule 1.1 hereto that do not secure an obligation to pay money and will not have an adverse effect on the value or usefulness of the Purchased Assets in the Business after the Closing Date.

     "Person"  shall  mean  an  individual,   firm,  partnership,   association,
unincorporated organization, trust, corporation, or any other entity.

     "Personal   Property"   shall  have  the  meaning   specified   in  Section
2.1(a)(iii).

     "Plans" shall have the meaning specified in Section 4.1.17(a).

     "Plant"  and  "Plants"  shall  have  the  meanings   specified  in  Section
2.1(a)(i).

     "Property, Plant and Equipment Adjustment Certificate" shall have the meaning specified in Section 3.3(a).

     "Proprietary Rights" shall mean all income, royalties, damages and payments with respect to any Intellectual Property, (including damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, the right to prevent, enjoin or otherwise restrict any Person from using any Intellectual Property or any benefits or products of such use, and any and all rights corresponding to the foregoing that now or hereafter may be secured throughout the world.

     "Proprietary   Software"  shall  have  the  meaning  specified  in  Section
2.1(a)(xi).

     "Purchase  Price  Adjustment"  shall have the meaning  specified in Section
3.2.

     "Purchase Price Adjustment Certificate" shall have the meaning specified in
Section 3.3(b).

     "Purchased Assets" shall have the meaning specified in Section 2.1(a).

     "Purchased IP" shall have the meaning specified in Section 2.1(a)(iv).

     "Purchased   Software"   shall  have  the  meaning   specified  in  Section
2.1(a)(xi).

     "Real Property" shall have the meaning specified in Section 4.1.13(a).

     "Retained Business" shall mean the following businesses: Seller's floor covering business and the Seller's synthetic yarn business.

     "Retained Business Records" shall have the meaning set forth in Section 2.1(b)(vi).

     "Safety Laws" shall mean any federal, state, municipal or local law, statute, ordinance, common law, rule, regulation, permit, code, order, decree, judgment, injunction, notice, demand letter or other legal requirement having jurisdiction over or pertaining to the Plants, the Business or the Purchased Assets, and relating to the protection of safety, including the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws and regulations thereunder have been amended or supplemented, and each similar federal, provincial, state, municipal or local statute, and each rule and regulation promulgated under such federal, state, municipal and local laws.

     "Seller" shall have the meaning specified in the introductory paragraph.

     "Seller Known Environmental Conditions" shall have the meaning set forth in
Section 7.1(a).

     "Software" shall mean

          (a) any computer software program, including source code and object code, including the following:

               (i) computer software programs purchased or licensed from third parties;

               (ii) computer software programs, which are (or any portions of which are) embedded within any equipment or machinery and that are necessary or useful for the proper operation of such equipment or machinery; and

               (iii) computer software program code that a Person (including its employees and independent contractors) has designed or created, is in the process of designing or creating or proposes to design or create, including without limitation any modifications, enhancements and derivative works of any of the computer software programs described above; and

     (b) all accompanying documentation, including:

          (i) all written materials that explain any computer software program described above or were used in the development of any such computer software program or represent an interim step in the development of any such computer software program, including without limitation logic diagrams, flowcharts, procedural diagrams and algorithms; and

          (ii) all written materials used by a Person in connection with the installation, customization or use of any of the computer software programs described above.

     "1998 Statement of Operations" shall mean the unaudited statement of operations of the Business for the twelve-month period ended December 26, 1998.

     "Stowe Plan" shall mean the R. L. Stowe  Mills,  Inc.  Employee  Retirement
Plan.

     "Surveys" shall have the meaning specified in Section 5.6(b).

     "Tax" or "Taxes" shall mean federal, provincial, state, municipal, local or foreign taxes, assessments, additions to tax, deficiencies, duties, fees and other governmental charges or impositions of each and every kind, whether measured by properties, assets, wages, payroll, withholding, purchases, value added, payments, sales, use, business, capital stock or surplus income, and including without limitation all business, occupation, franchise, excise, stamp, leasing, lease, transfer, severance and employment, income withholding and Social Security taxes, real and personal property, sales, use, ad valorem and other taxes, including interest, penalties and additions in connection therewith, arising from or in connection with the Business, the Seller or its properties or assets prior to the Closing Date, but in all cases excluding Income Taxes.

     "Third-Party Software" has the meaning specified in Section 2.1(a)(xi).

     "to the knowledge of the Seller" (or like phrases) shall mean that (a) no officer of the Seller (including but not limited to Frank Jennings) has any actual knowledge or belief (without any required investigation or due diligence) that the statement made is incorrect, and (b) there is no information available in the books, records and files of the Seller (including but not limited to the Environmental Reports) that indicates that the statement made is incorrect.

     "Trade Secrets" shall mean trade secrets and other confidential information (including without limitation ideas, formulae, compositions, Know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer, employee, supplier and vendor lists and related information) and all other business or technical information of Seller pertaining to the Business, including without limitation customer lists and

Know-how, that is not generally and lawfully known to other Persons who are not subject to an obligation of nondisclosure and that derives actual or potential commercial value from not being generally known to or readily ascertainable by other Persons.

     "Trademark" shall mean any symbol used by Seller to identify its goods or services, whether or not registered, and any right that may exist to obtain a registration with respect to any such symbol by application to any agency of any country, territory or jurisdiction. The term "Trademark" includes any service mark and includes any renewals, amendments or extensions of any registrations.

     "Twister Notes" shall have the meaning set forth in Section 2.1(c)(i);

     "Updating Information" shall have the meaning set forth in Section 8.14.

     "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended from time to time.

     Sections 4.1.21, 5.7(f) and 5.7(g) include certain terms with initial capital letters that are not expressly defined in this Section 1.1. Such terms are defined terms under the Dixie Plan.

     1.2   Interpretation.   The   following   provisions   shall   govern   the
interpretation of this Agreement:

          1.2.1 "Herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, Exhibit or Schedule.

          1.2.2 Headings or captions are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

          1.2.3 Words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice versa; unless the context otherwise requires, the term "including" shall be deemed to mean "including without limitation;" and words importing individuals shall include Persons and vice versa.

          1.2.4 The calculation of time within which or following which any act is to be done or step is to be taken pursuant to this Agreement excludes the date which is the reference day in calculating such period.

          1.2.5 Payment on a day which is not a Business Day is not required hereunder. Whenever any payment is required to be made hereunder on or by a day which is not a Business Day, then payment may be validly made on or by the next succeeding day that is a Business Day.

          1.2.6 Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, consistently applied ("GAAP"). Wherever in this Agreement reference is made to GAAP, such reference shall be deemed to be to GAAP from time to time then applicable.

          1.2.7 The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          1.2.8 No Schedule to this Agreement shall incorporate any disclosure set forth on any other Schedule to this Agreement or in any other document unless such disclosure is expressly and specifically incorporated by reference. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance, and any disclosures in the Schedules apply only to the related Section of this Agreement.

                                   ARTICLE II

                              PURCHASE TRANSACTIONS

     2.1 Sale and Purchase of Assets.

          (a) Subject to the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, all of Seller's assets, properties, goodwill, and rights of every nature, kind, and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of the Seller, that constitute or are used by Seller primarily in the Business or are located on the Real Property (the "Purchased Assets"), including without limitation:

               (i) the three manufacturing plants currently owned by Seller and located in Chattanooga, Tennessee, the Lupton City section of Chattanooga, Tennessee, and Mebane, North Carolina, including the land upon which such plants are located and all rights, privileges, easements, rights-of-way and other appurtenances thereto, all as more particularly described on Schedule 2.1(a)(i) attached hereto along with all buildings, improvements, fixtures and fittings thereon and all leases and subleases thereof (each a "Plant" and collectively, the "Plants");

               (ii) all of the fiber, yarn, supplies and other inventory either located at the Plants or used or designated or intended for use in the Business, including raw materials, work-in-process, greige goods, completed goods, supplies of any type or nature, spare parts and packaging materials, in each case whether located at the Plants, in transit, on order, or otherwise not located at the Plants (the "Inventory");

               (iii) all other tangible personal property either located at the Plants or used or designated or intended for use primarily in the Business, including machinery, equipment, vehicles, rolling stock, furniture, furnishings, fixtures, and including but not limited to the property set forth on Schedule 2.1(a)(iii) and the tangible personal property primarily used in the Dixie Yarns Division of the Seller's corporate office, in each case whether located at the Plants, in transit, on order, or otherwise not located at the Plants (together with the Inventory, the "Personal Property");

               (iv) all of the Intellectual Property currently used, and historically used either in the eighteen-month period preceding the date of this Agreement or the period between the date of this Agreement and the Closing Date, primarily in or otherwise relating primarily to the Business of every nature, kind, and description, whether or not carried or reflected on the books and records of the Seller, including any licenses and sublicenses granted or obtained with respect thereto, all rights to protection of interests therein under the laws of all jurisdictions, all Proprietary Rights with respect thereto, and any goodwill associated with the Business or such Intellectual Property, in each case subject to the terms of any licenses or other agreements granting Seller rights in and to the same but subject also to the Seller's obligations under Section 2.2 (collectively, the "Purchased IP") and all other Intellectual Property historically used primarily in the Business to the extent owned by Seller or in Seller's possession; excluding in each case Seller's rights to the name "The Dixie Group;"

               (v) subject to Section 2.2, all of the Seller's rights and interest in, to and under, and all benefits the Seller may have arising from (A) all Contracts to which the Seller is a party and which pertain primarily to the Business as of the Closing Date to the extent listed on Schedule 2.1(a)(v), (B) all purchase orders relating to the Business entered into by Seller prior to April 23, 1999 to the extent such orders are listed on the itemization of purchase orders provided to Buyer prior to the date hereof, (C) all sales orders relating to the Business entered into by Seller on or before April 26, 1999 to the extent such orders are listed on the itemization of sales orders provided to Buyer prior to the date hereof; (D) Contracts (excluding severance contracts and employment contracts) entered into after the date hereof and prior to the Closing in the ordinary course of business consistent with past practices and in accordance with
          Section 5.4 (but with respect to purchase orders, only to the extent entered into on or after April 23, 1999, and with respect to sales orders, only to the extent entered into on or after April 26, 1999), and (E) other Contracts (other than employment and severance related Contracts) to which Seller is a party or beneficiary and which pertain primarily to the Business and were entered into in the ordinary course of business consistent with practices, but only to the extent such other Contracts both (1) both individually involve a financial obligation of $10,000 or less per annum and collectively involve an aggregate financial obligation of $100,000 or less per annum and (2) are at prices not materially higher than market prices as of the date entered into for the goods or services provided thereunder (the "Assumed Contracts");

               (vi) all federal, state and local franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights appurtenant to the conduct of the Business, including environmental discharge permits for the Plants (the "Permits") to the extent assignment thereof is permitted by applicable law but subject also to the Seller's obligations under Section 2.2;

               (vii) the Business Records;

               (viii)  the  telephone  and  facsimile  numbers   (including  the
          directory  listings related thereto),  and post office boxes listed on
          Schedule 2.1(a)(viii).

               (ix) all deposits posted by or on behalf of the Seller in connection with the operation of the Business and related to Purchased Assets or Assumed Contracts;

               (x) all leasehold interests and improvements thereon related primarily to the Business (whether Seller is the lessor or the lessee);

               (xi) all Software that is used or is intended for use primarily in the Business or that has been used primarily in the Business at any time during the eighteen-month period preceding the date of this Agreement or the period between the date of this Agreement and the Closing Date (excluding replaced Software), including all accompanying documentation (the "Purchased Software;" that portion of the Purchased Software owned by the Seller, the "Proprietary Software;" and Seller's rights to use that portion of the Purchased Software owned by any Person other than the Seller, "Third-Party Software") and all other software used by Seller primarily in the Business in the past three years to the extent owned by Seller or in Seller's possession;

               (xii) all rights (including Proprietary Rights, covenants not to sue and other third-party obligations owed to the Seller), claims, causes of actions and suits which the Seller has or may have against third parties in connection with the Purchased Assets or the Assumed Liabilities, to the extent such rights do not constitute Excluded Assets pursuant to Section 2.1(b)(xii); and

               (xiii) the Business as a going concern;

but excluding (and excluding only) the Excluded Assets. On the Closing Date, the Seller shall convey to the Buyer good and marketable title to the Purchased Assets, free and clear of all Liens other than Permitted Liens, which conveyance shall be made pursuant to a bill of sale substantially in the form of Exhibit A attached hereto (the "Bill of Sale"), an assignment substantially in the form of Exhibit B attached hereto (the "Contract Assignment"), deeds of conveyance substantially in the form of Exhibit C hereto (the "Deeds of Conveyance"), the other real estate documentation required by Section 5.6, and such other instruments of conveyance as are required to be delivered pursuant to this Agreement or are reasonably requested by the Buyer. Seller agrees to execute and deliver, either at Closing or after Closing such specific documents of transfer as may be required or reasonably may be requested to record assignments, transfers or conveyances of any specific items of the Purchased Assets.

          (b) Excluded Assets. Notwithstanding any other provision of this Agreement, the parties agree that the Purchased Assets (and, as applicable, the other terms defined in Section 2.1(a)) shall not include any of the following (collectively, the "Excluded Assets"):

               (i) cash and cash equivalents;

               (ii) all customer deposits and prepayments made by customers or other third parties in connection with sales of goods by the Business;

               (iii) all accounts receivable, promissory notes, chattel paper and other receivables payable to Seller or, with respect to bearer instruments, in Seller's possession arising directly from or related directly to goods shipped or billed by Seller prior to 7:00 a.m. on the Closing Date;

               (iv) any of Seller's corporate seals, certificates or articles of incorporation, minute books, stock books, tax returns, and other records having to do with the organization, maintenance and existence of the Seller or Seller's Affiliates;

               (v) any rights of the Seller under this Agreement or under any other agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement;

               (vi) books and records, files and operating data which relate to the Retained Business but which are not Business Records (the "Retained Business Records");

               (vii) rights in or with respect to the Plans or any assets, trust accounts or reserves thereof;

               (viii) the Excess Cotton (unless purchased by Buyer pursuant to Section 2.3);

               (ix) receivables which are due from Affiliates of Seller;

               (x) any rights of Seller or of its Affiliates to any refund (including Tax refunds) with respect to periods prior to the Closing Date, but excluding refunds relating to Inventory purchased by Buyer hereunder;

               (xi) Seller's rights to the trade name "The Dixie Group;"

               (xii) any property, casualty, workers' compensation or other insurance policy or related insurance services contract relating to the Purchased Assets, the Retained Business, Seller or any of its Affiliates and any rights of Seller or any of its Affiliates under such insurance policy or contract; provided that any rights under such insurance policies or contracts with respect to any Assumed Liability or any casualty occurring prior to Closing and affecting any of the Purchased Assets shall be a Purchased Asset; provided, however, that any insurance policy and proceeds related to business interruption and time elements coverages shall be Excluded Assets to the extent such proceeds relate directly to periods prior to Closing;

               (xiii) claims, causes of action and suits that Seller may have against third parties that relate directly to the Excluded Assets; and

               (xiv) the items listed on Schedule 2.1(b).

          (c) Assumed Liabilities. As of the Closing Date, the Buyer shall assume, and shall thereafter pay and perform, the following obligations and liabilities of the Seller existing as of end of business on the Closing Date and none other (collectively the "Assumed Liabilities"):

               (i) Seller's obligations under the agreements with Saurer Textiles Systems Charlotte dated May 14, 1998, promissory note to Saurer Textile Systems Charlotte dated May 14, 1998 and agreement with Scharer Schweitor Muttler Corp. dated May 19, 1998 (the payments under such obligations having an initial aggregate principal amount of $6,361,100) (the "Twister Notes"), but only to the extent such obligations are not past due as of the Closing Date.

               (ii) (A) the obligations of the Seller under the Assumed Contracts to the extent such obligations are obligations other than payment obligations, but only to the extent such obligations arise after the Closing and (B) the payment obligations of the Seller under the Assumed Contracts to the extent such payment obligations accrue for periods after the Closing; provided that (A) Buyer shall assume Seller's payment obligations under the purchase Contracts contained in the Assumed Contracts only to the extent the goods purchased under such Contracts have not been received by Seller as of 7:00 a.m. on the Closing Date; (B) Buyer shall assume Seller's obligations under the sales contracts contained in the Assumed Contracts only to the extent the relevant goods have not been shipped or billed by Seller under such Contracts as of 7:00 a.m. on the Closing Date and (C) Buyer shall not assume any of Seller's obligations under any purchase contract where the goods purchased have been received by Seller as of 7:00 a.m. on the Closing Date and Buyer shall not assume any of Seller's obligations (including any warranty obligations) under any sales contract where the relevant goods sold have been shipped or billed by Seller as of 7:00 a.m. on the Closing Date and, notwithstanding anything to the contrary set forth in Section 2.1(a)(v) to the contrary, the Contracts described in this Subsection 2.1(c)(ii)(C) shall not be Assumed Contracts.

but excluding in each of the cases (i) and (ii) set forth above any liabilities or alleged liabilities of the Seller (A) relating to any Taxes or Income Taxes arising from the operations of the Business prior to the Closing; (B) relating to any breach or alleged breach of contract, default, breach or alleged breach of warranty (including without limitation any warranty claims with respect to products manufactured or sold by the Seller prior to the Closing Date), tort, derelict, infringement, or violation or alleged violation of law by the Seller, including violations of ERISA or any other law applicable to any employee benefit plan of the Seller, including the Plans; (C) payable to any Affiliate of the Seller, except for yarn orders from Seller's Candlewick Division approved by Buyer; (D) arising from or relating to the termination of, or any employment-related claim asserted by, any employee of the Seller, including without limitation claims for wrongful or illegal termination, severance pay, accrued vacation or sick days or other employment related claims, together with all costs or liabilities associated with any such employees except to the extent such liabilities are Buyer's WARN Liabilities (as defined in Section 5.7); (E) arising under or related to any of the Plans; and
(F) other than the Twister Notes, arising under any Indebtedness, including Indebtedness for money borrowed or from the funding, financing or factoring of the accounts receivable of the Business (other than Indebtedness directly related to the Purchased Assets and assumed pursuant to Section 2.1(c)(i) and
(ii)) (the "Excluded Liabilities"). The foregoing, notwithstanding, all liability of the parties under all Environmental Laws relating to the Real Property and all other environmental matters relating to the Real Property are addressed in Article VII..

          (d) No Other Assumed Liabilities. All liabilities or alleged liabilities of the Seller of any nature whatsoever, whether accrued or unaccrued, known or unknown, fixed or contingent which are not Assumed Liabilities are "Excluded Liabilities." The Buyer shall not assume or become liable for the payment or performance of any Excluded Liability. The Seller shall be and shall remain responsible for all Excluded Liabilities, all Taxes and Income Taxes incurred by the Seller in connection with this Agreement and the transactions contemplated hereby, and all sales, use and transfer taxes, if any, imposed by law in connection with the sale of the Purchased Assets.

     2.2 Procedures for Certain Contracts and other Purchased Assets. If any Purchased Asset, including any Assumed Contract, Purchased IP, Permit or any other property or right of the Business transferred or intended to be transferred to the Buyer as a result of the transactions contemplated by this
Article II is not fully assignable or transferable to the Buyer (either by virtue of the provisions thereof or under applicable law) without the Consent of some other party or parties, or would otherwise be adversely affected by the consummation of the transactions contemplated hereby without the Consent of some other party or parties, the Seller shall use all reasonable efforts to obtain such Consent prior to the Closing Date and shall notify the Buyer on or prior to the Closing Date of any Consent not so obtained. Schedule 2.2 lists each such Consent by asset category. If any Consent cannot be obtained prior to Closing and Seller has not provided to Buyer the equivalent practical benefit of the property or right that Buyer would receive or hold if such Consent were obtained (as determined in Buyer's reasonable discretion), and the Buyer does not terminate this Agreement pursuant to Section 8.1, then Buyer shall have the right to either (i) if such Consent is material, elect to defer the Closing for a period of up to sixty (60) days (which election shall act to extend the date referred to in Sections 8.1(b) and 8.1(c) by the extension period so elected), during which time the Seller shall remain obligated to observe the terms of this Agreement and to use its best efforts to obtain all Consents (whether or not material) not theretofore obtained; or (ii) in the exercise of its sole discretion, waive the obtaining of such Consent as a condition to closing. Should the Buyer waive the obtaining of any Consent as a condition to closing, the Seller shall use its best reasonable efforts to obtain such Consent as soon as possible after the Closing Date and thereafter assign such agreement to the Buyer or shall otherwise obtain for the Buyer the practical benefit of such property or right, and, with respect to each Consent not obtained prior to Closing (and if such Consent is obtained, such Agreement shall be an Assumed Contract). Unless and until such Consent or equal benefit is obtained, (i) this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the Purchased Asset which is the subject thereof; and
(ii) the Assumed Liabilities shall not include any liabilities or obligations with respect thereto.

     2.3 Treatment of Excess Cotton Inventory. The Purchased Assets shall not include any raw cotton inventory of the Business as of the Closing Date in excess of two thousand (2,000) bales, which 2,000 bales shall be representative of the type and quality of the raw cotton used by the Business (such excess, the "Excess Cotton") unless, on or prior to the Closing Date and in its sole discretion, the Buyer elects in writing to purchase from the Seller the Excess Cotton, which purchase shall be at the prevailing market price for the Excess Cotton on the Closing Date based upon the type and availability. Buyer shall, at Seller's expense, remove any Excess Cotton located at the Plants not purchased by Buyer, such removal to be completed within a reasonable time after Closing, such time not to exceed sixty (60) Business Days. In the event Buyer elects to purchase the Excess Cotton, such Excess Cotton purchased by Buyer shall constitute a Purchased Asset and the warehouse lease expense after the Closing Date for the Excess Cotton shall be an Assumed Liability.

     2.4 Closing. The closing of the sale and purchase of the Purchased Assets (the "Closing") will take place at the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Charlotte, NC 28246, on May 28, 1999, at 10:00 a.m., or at such other place, time and date as the parties may agree upon in writing (the "Closing Date") or as soon as practical thereafter when all of the conditions to close set forth in Article VI are met.

                                   ARTICLE III

                     PURCHASE PRICE; ADJUSTMENTS AND PAYMENT

     3.1 Purchase Price. In consideration of the transfer to the Buyer of the Purchased Assets and the assumption by the Buyer of the Assumed Liabilities, and subject to the terms and conditions of this Agreement, the Buyer shall pay to the Seller at the Closing an amount equal to the sum of (a) Thirty Million One Hundred Fifty-One Thousand and Eight Hundred and Nine Dollars ($30,151,809) plus
(b) an amount equal to the product of (i) .95 multiplied by (ii) (1) if the Closing Date occurs within the first twenty (20) days of a calendar month, the value of the Inventory (excluding any inventory purchase Contracts, the Excess Cotton and any other Inventory not of the same type reflected in the Inventory valuation shown on the November Balance Sheet) as of the end of the second month preceding the month in which the Closing Date occurs, such value to be determined in accordance with GAAP at the lower of Seller's standard cost or market on a first-in first-out basis, with reserves to be set consistent with the reserves set on the December Balance Sheet, except to the extent the December Balance Sheet was not prepared in accordance with GAAP and (2) if the Closing Date does not occur in the first twenty (20) days of any calendar month, the value of such Inventory (excluding any inventory purchase Contracts, the Excess Cotton and any other Inventory not of the type reflected on the Inventory valuation shown in the November Balance Sheet) as of the end of the month immediately preceding the month in which the Closing occurs, such value to be determined in accordance with GAAP at the lower of Seller's standard cost or market on a first-in first-out basis, with reserves to be set consistent with the December Balance Sheet, except to the extent the December Balance Sheet was not determined in accordance with GAAP (the amount of the product of subsections 3.1(b)(i) and (ii) being the "Initial Inventory Payment") minus (c) an amount equal to the principal payment obligations and accrued interest payment obligations under the Twister Notes as of the Closing Date minus (d) with respect to cotton purchase Assumed Contracts, to the extent the cotton required to be purchased by Buyer under such Assumed Contracts exceeds the cotton necessary for the sales order Assumed Contracts by more than 500 bales, an amount equal the difference between (i) the aggregate purchase price (price times quantity) to be paid by Seller (or Buyer after Closing) for such excess cotton bales over 500 minus (ii) the aggregate market price of such excess over 500 bales as of the Closing Date plus (e) the severance payments to be made by Seller as set forth in Schedule 3.1(a), but only to the extent the employees to whom the severance is to be paid actually are employed by Seller on the Closing Date (the "Initial Purchase Price"), subject to (1) the Purchase Price Adjustment to be made pursuant to Section 3.2 below, and (2) any payments to be made by Buyer to Seller for the Excess Cotton pursuant to Section 2.3. For purposes of this Section 3 and Section 4.1.6, "Seller's standard cost" shall be determined in accordance with the principles set forth in Schedule 3.1(b), examples of the application of which is attached to Schedule 3.1(b). The Initial Purchase Price will be paid by the Buyer on the Closing Date by wire transfer in immediately available funds to such account or accounts as the Seller shall designate in writing not later than three (3) Business Days in advance thereof. At least two (2) Business Days prior to Closing, Seller will provide Buyer with Seller's computation of the Initial Inventory Payment and will provide Buyer with work papers supporting each computation.

     3.2 Adjustment of Initial Purchase Price. The Initial Purchase Price shall be adjusted as follows (such adjustment being referred to herein as the "Purchase Price Adjustment"):

          (a) The Initial Purchase Price shall be increased by the dollar amount, equal to the excess of (i) the Final Inventory Value determined in accordance with Section 3.3 over (ii) the Initial Inventory Payment;

          (b) The Initial Purchase Price shall be decreased by the dollar amount equal to the excess of (i) the Initial Inventory Payment over (ii) the Final Inventory Value determined in accordance with Section 3.3;

          (c) The Initial Purchase Price shall be increased by the sum of (i) the cost of any property, plant and equipment capital expenditure that is a Purchased Asset acquired by purchase by Seller after November 28, 1998 and before Closing plus (ii) the fair market value as of Closing of any property, plant and equipment that is a Purchased Asset acquired by the

     Business by transfer from another business segment of Seller after November 28, 1998 and before the Closing, but in the case of the immediately preceding subparagraphs (i) and (ii), the Initial Purchase Price shall not be increased to the extent Seller does not have good and marketable title to such acquired property, plant and equipment, free and clear of all Liens unless such Liens are completely released no later than thirty (30) days after the Closing Date; provided, further, that there shall be no adjustments to the Initial Purchase Price for any plant, property and equipment capital expenditure or acquisition related to the following: the twister doubler projects, "year 2000 compliance" issues, Seller's environmental or acquisition remediation efforts required pursuant to
     Section 5.16 or the last two sentences of Section 7.1(a) and any plant, property and equipment acquired or purchased to remedy any matters disclosed in the Updating Information.

          (d) The Initial  Purchase  Price shall be  decreased by (i) the sum of
     (A) the gross proceeds received, as of the Closing Date, for any property, plant and equipment either used primarily in the Business as of November 28, 1998 or located on the Real Property as of November 28, 1998 and sold by the Seller prior to Closing plus (B) the fair market value (as of transfer) of any property, plant and equipment either used primarily in the Business as of November 28, 1998 or located on the Real Property as of November 28, 1998 and transferred out of the Business prior to Closing, including transfers to the Seller's Affiliates or to Seller's other facilities or other business segments; and (ii) an amount equal to any reduction due to damage or destruction (other than ordinary wear and tear) of the fair market value as of November 28, 1998 of any property, plant and equipment either used primarily in the Business as of November 28, 1998 or located on the Real Property as of November 28, 1998, net of the cash value of Buyer's right to any of Seller's insurance proceeds which is included in the Purchased Assets; provided, however, that there shall be no adjustment to the Initial Purchase Price for the transfer of the items set forth in
     Schedule 2.1(b) to the MIS Entity.

The Initial Purchase Price, as adjusted by the Purchase Price Adjustment, shall be referred to herein as the "Adjusted Purchase Price."

     3.3 Determination of Purchase Price Adjustment.

          (a) Within thirty (30) days after the Closing Date, (i) the Seller shall cause to be prepared (allowing Buyer assistance and input in such preparation) and shall deliver to the Buyer a statement of any acquisitions and divestitures, transfers of or damage to plant, property and equipment giving rise to a Purchase Price Adjustment pursuant to Section 3.2(c) or
     Section 3.2(d), such statement to set forth the respective cost, proceeds or value applicable to each such Purchase Price Adjustment, the accuracy of which shall be certified by an officer of the Buyer (the "Property, Plant and Equipment Adjustment Certificate"); and

          (b) Within thirty (30) days after the Closing Date, the Seller shall cause to be prepared (allowing Buyer assistance and input in such preparation) and shall deliver to the Buyer a certificate (the "Inventory Adjustment Certificate") showing the value of the Inventory (excluding any inventory purchase Assumed Contracts, the Excess Cotton and any Inventory not of the type reflected in the Inventory valuation shown on the November Balance Sheet) such value being the lower of Seller's standard cost or market, all as of 7:00 a.m. on the Closing Date, prepared (i) in accordance with GAAP and (ii) on a basis consistent with the December Balance

     Sheet, except to the extent the December Balance Sheet was not prepared in accordance with GAAP (the "Final Inventory Value"). Based on the Inventory Adjustment Certificate, the Seller shall compute the difference between Final Inventory Value and the Initial Inventory Value (the Property, Plant and Equipment Adjustment Certificate and the Inventory Adjustment Certificate shall jointly be referred to as the "Purchase Price Adjustment Certificate").

          (c) If the Buyer does not accept the Purchase Price Adjustment Certificate or the Seller's calculation of the Purchase Price Adjustment, the Buyer shall give written notice to the Seller within twenty (20) days after receipt thereof. The notice shall set forth in reasonable detail the amount and basis for the Buyer's objections. The Buyer shall be deemed to have accepted the Purchase Price Adjustment Certificate and the computation of the Purchase Price Adjustment prepared by the Seller at 5:00 p.m. (Charlotte, North Carolina time) on the 20th day after receipt thereof by the Buyer if the Buyer has not by then given the Seller written notice of objection. If the Buyer and the Seller are unable to resolve any disagreement within twenty (20) days after the Seller receives the Buyer's written objection, the parties shall engage an independent Big Five certified public accounting firm selected by agreement of the parties (which may not be the independent public accountant for either Seller or Buyer) to resolve the issues. The accounting firm shall apply the provisions of Section 3.3(a) and (b) to the issues at hand and shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement. The decision of the accounting firm shall be rendered within twenty (20) days of the engagement and shall be binding on the parties. The Buyer and the Seller each shall pay one-half of the cost of the accounting firm's engagement.

     3.4  Post-Closing  Purchase  Price  Adjustment  Payment.  Within  three (3)
Business Days of the final determination of the Purchase Price Adjustment pursuant to Section 3.3, an amount equal to the Purchase Price Adjustment (the "Adjustment Amount") shall be payable, by wire transfer in immediately available funds to an account or accounts designated by the Seller or the Buyer (as applicable), as follows: (a) if the Initial Purchase Price is to be increased by the Purchase Price Adjustment pursuant to Section 3.2, the Buyer shall pay the Adjustment Amount to the Seller; and (b) if the Initial Purchase Price is to be decreased by the Purchase Price Adjustment pursuant to Section 3.2, the Seller shall pay the Adjustment Amount to the Buyer. Any payments required to be paid pursuant to this Section 3.4 shall be paid by wire transfer of immediately available funds to such account or accounts as the Buyer or the Seller, as the case may be, shall designate not less than two (2) Business Days in advance of the day any such payment is due. Interest shall accrue on the Adjustment Amount from the Closing Date at a per annum rate of interest of 7.5%.

     3.5 Purchase Price Allocation. Within four (4) months after the Closing Date, the parties shall agree upon an allocation of the Initial Purchase Price (as adjusted by the Purchase Price Adjustment) plus the value of the Assumed Liabilities among the Purchased Assets and Seller's obligations contained in the Noncompetition Agreement, with the amount allocated to the Noncompetition Agreement not to exceed $20,000. Such allocation is intended to comply with the requirements of Section 1060 of the Code. The Seller and the Buyer agree to file all Income Tax returns or reports, including without limitation IRS Form 8594, for their respective taxable years in which the Closing occurs, to reflect such allocation and agree not to take any position inconsistent therewith before any governmental agency charged with the collection of any Tax or Income Tax or in any judicial proceeding.

     3.6 Real Property and Other Business Expenses; Proration.

          (a) The Seller shall pay all applicable real property transfer taxes, sales taxes, deed stamps and similar taxes on the deeds conveying the Real Property and the Seller shall pay the cost of the Surveys. The Buyer shall pay any recording fees for such deeds and assignments, and the cost of any title insurance and title opinions obtained by the Buyer.

          (b) All ad valorem taxes on the Purchased Assets for 1999 shall be prorated per diem on a calendar-year basis up to the Closing Date. If the amount of any such taxes is not known as of the Closing Date, such proration shall be based on the tax bills for 1998, and either the Buyer or the Seller, as the case may be, will remit to the other any amount due with respect to its pro rata share of such taxes when the actual amounts for the year of Closing are known based upon the 1999 tax bills; provided, Seller shall not be responsible for any increase in assessment after Closing as a result of any improvements or actions of Buyer for any improvements or actions of Seller made after November 28, 1999 at Buyer's request. The Seller shall, prior to the Closing Date, pay all ad valorem taxes applicable to the Purchased Assets in all periods prior to the year in which the Closing occurs, and all unpaid assessments levied with respect to the Purchased Assets for that period of 1999 prior to the Closing Date. The Seller shall pay all sales taxes due as a result of the transactions contemplated hereunder.

          (c) Real Property expenses of the Business customarily prorated in transactions of the type contemplated hereby shall be prorated between the Seller and the Buyer on a daily basis as of the Closing Date; provided that if the amount of any such expenses is not known as of the Closing Date, such proration shall be based on the expenses for the most recently available period, and either the Buyer or the Seller, as the case may be, will remit to the other any amount due with respect to the its pro rata share of expenses when the actual amounts are known. The Seller agrees that all costs, expenses, charges, bills, or trade accounts maintained or incurred by the Seller or its agents in connection with the management or operation of the Business and the Plants or otherwise accrued for the period prior to the Closing Date (whether or not related to the Real Property) that are not Assumed Liabilities will be paid in full by Seller on or prior to the date when due. Without limiting the generality of the foregoing, the following items, to the extent that they are not Assumed Liabilities, will be adjusted as of the Closing Date or as soon thereafter as is reasonably feasible, and each of Seller and Buyer agrees it promptly will pay adjustment amounts as necessary to prorate such amounts as of the Closing Date:

               (i) rent, lease payments and other charges payable under any Assumed Contract for the calendar month in which the Closing Date occurs;

               (ii) municipal taxes, water and utility charges, sanitary sewer taxes and unpaid real and personal property taxes, if any; and

               (iii) charges under service, management or other agreements, if any, that remain in effect after the Closing Date and are Assumed Contracts.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as follows:

          4.1.1 Existence. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own or lease its properties and to carry on the Business as now conducted. The Seller will deliver to the Buyer prior to the Closing true and complete copies of its Charter Documents. With respect to the Business, the Seller is duly qualified to do business and in good standing as a foreign corporation in the states and provinces set forth on Schedule 4.1.1 attached hereto, which are all the states in which either the ownership or use of the Purchased Assets or the nature of the Business requires such qualification. No other jurisdiction has given notice to the Seller demanding, requesting, or otherwise indicating that the Seller is required so to qualify on account of the ownership or leasing of the Purchased Assets or the conduct of the Business.

          4.1.2 Authorization; Authority; Enforceability. The Seller has the full corporate power, authority and capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite corporate and other action on the part of the Seller. This Agreement, the Noncompetition Agreement and all other agreements and documents executed by the Seller in connection with the transactions contemplated hereby have been duly and validly executed by the Seller and constitute legal, valid and binding obligations of the Seller, enforceable in accordance with their terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting the enforcement of creditors' rights generally.

          4.1.3 Properties and Assets.

          (a) Except as shown on Schedule 4.1.3(a), the Seller has good and marketable title to, is the lawful owner of, and has the full right to sell, convey, transfer, assign, and deliver the Purchased Assets, free and clear of any Liens other than Permitted Liens. At and as of Closing, the Seller will convey the Purchased Assets to the Buyer, and the Buyer will have good and marketable title to all of the Purchased Assets, free and clear of all Liens other than Permitted Liens. Schedule 2.1(a)(iii) lists each item of material tangible personal property constituting a Purchased Asset.

          (b) The Purchased Assets constitute all of the property and assets (including machinery but excluding working capital items) necessary to operate the Plants and the Business as presently operated by the Seller and in a manner and in a condition consistent with the operation of the Plants and the Business as in 1998 and that period of 1999 prior to the Closing.

     Each item of tangible personal property constituting a Purchased Asset either is located on the Real Property or at such other location listed on
     Schedule 4.1.3(b).

          (c) To the knowledge of Seller, except as set forth on Schedule 4.1.3(c) and except for items held for salvage use on the date hereof, each of the tangible Purchased Assets, including all buildings, fixtures, equipment and machinery in or constituting part of the Plants has been well maintained and is in good working condition, subject to normal wear and tear; provided that the determination of "well maintained" and "good working condition" shall be made in accordance with standard industry practices.

          (d) Schedule 4.1.3(d) identifies each item of the property, assets and equipment (other than real property) used in the Business that is leased rather than owned by the Seller, other than leases pursuant to which Seller has an annual financial obligation not exceeding $10,000 individually and not exceeding $100,000 in the aggregate. The Seller has delivered or made available to Buyer true and complete copies of all available leases and other agreements affecting such property, assets or equipment.

     4.1.4 Intellectual Property and Software.

          (a) The Purchased IP is all of the Intellectual Property that is material for the operation of the Business as presently conducted, and the Purchased Software is all of the Software that is material for the operation of the Business as presently conducted.

          (b) Schedule 4.1.4(b) separately lists (i) all registered Trademarks (in connection with which all required filings, renewals and fee payments have been timely made to date) and registered Copyrights that are part of the Purchased IP (together with any pending applications therefor); and
     (ii) all non-registered Trademarks and trade names known to Seller that are part of the Purchased IP.

          (c) Schedule 4.1.4(c) separately lists (i) to Seller's knowledge, all Patents that are part of the Purchased IP (together with any pending applications therefor); and (ii) all Patents licensed by the Seller from third parties and used in the Business. Each of the Patents set forth on
     Schedule 4.1.4(c) are valid and enforceable and fully transferable to Buyer pursuant to this Agreement and the Bill of Sale, and all applicable maintenance fees have been timely paid to date.

          (d) Except as set forth on Schedule 4.1.4(d), (i) the Seller owns all of the Purchased IP, free and clear of any Lien (whether pending, threatened or anticipated); and (ii) the Seller has not granted any Person any right, license or interest whatsoever in any Purchased IP.

          (e) Schedule 4.1.4(e) separately lists all Third Party Software, except for object code versions of generally commercially available software programs that are used by the Seller in the Business for word processing, accounting, internal communications or other similar internal administrative functions. Except as set forth on Schedule 4.1.4(e), the Seller has perpetual licenses to all such Third Party Software. The Seller has the legal right to use, copy, modify, sublicense, distribute or otherwise market all such Third Party Software in the manner that such
     Third Party Software is currently being used, copied, modified, sublicensed, distributed or otherwise marketed in the Business, all without the payment of any additional royalties or other fees or payments, now or in the future, to any other Person, other than annual maintenance or upgrade fees in accordance with normal industry practices.

          (f) Schedule 4.1.4(f) separately lists all Proprietary Software. The Seller owns all right, title and interest in such Proprietary Software, including all of the Intellectual Property therein. Each other Person who has participated in the development of such Proprietary Software has either: (i) so participated as an employee of the Seller within the scope of his or her employment obligations; (ii) so participated as an independent contractor pursuant to a valid and binding agreement that specifically assigns all Copyrights and other rights with respect to such Proprietary Software to the Seller; or (iii) otherwise assigned to the Seller the Copyright in such Proprietary Software. The Seller has not entered into any agreement that limits or restricts its right to use, copy, modify, prepare derivatives of, sublicense, distribute or otherwise market all or any part of the Proprietary Software which is part of the Purchased Software.

          (g) Other than as set forth in Schedule 4.1.4(g), the Seller does not have any obligation to any other Person: (i) to provide, create, maintain, correct, modify or enhance any Purchased Software; or (ii) to obtain, create, register, assign or defend any Copyright, Trademark, Patent or Trade Secret that is part of the Purchased IP.

          (h) The present use by the Seller of all of the Purchased Software and Purchased IP does not and (to the extent such Purchased Software and Purchased IP is employed in a manner substantially consistent with the current or past operation of the Business by the Seller) will not, infringe the rights of any other Person. No litigation or proceeding by any Person is pending against the Seller alleging, and to the knowledge of the Seller, no claim has been asserted or threatened by any Person alleging: (i) that such Person has any right, title or interest in or to any of the Purchased IP; (ii) to the effect that any past or present act or omission by the Business infringes any rights of such Person in the Purchased IP; (iii) that such Person has the right to use or prevent the Seller (or after the Closing, the Buyer) from using, any of the Purchased IP; or (iv) that challenges the right of the Seller to use any of the Purchased IP or that seeks to deny, modify or revoke any registration or application therefor or renewal thereof. To the knowledge of the Seller, no facts or circumstances exist that, with or without the passing of time or the giving of notice or both, might reasonably serve as the basis for any such claim or that would limit or adversely affect the Buyer's carrying on the Business after the Closing Date substantially in the manner and scope conducted by the Seller prior to the Closing Date.

          (i) The Seller has taken efforts that are reasonable under the circumstances to prevent the unauthorized disclosure to other Persons of such portions of the Seller's Trade Secrets and Know-how as would enable any other Person to use the Seller's Trade Secrets to compete with the Seller (and, after Closing, Buyer) within the scope of the Business as now conducted and as presently proposed to be conducted.

          4.1.5 No Violation; Consents. Except for the possible diminished capability of Seller to borrow under its March 1998 Credit Agreement, neither the execution and delivery of, nor the performance by the Seller of its obligations under, this Agreement, nor the consummation of the transactions contemplated herein will (a) conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default (with the passage of time or giving of notice or both) or give rise to any right of termination, cancellation or acceleration under any indenture, mortgage, deed of trust, lease, note, or other agreement or instrument to which the Seller is a party that adversely affects the Business, the Purchased Assets or the Buyer; (b) result in the creation or imposition of any Lien on the Purchased Assets pursuant to any indenture, mortgage, deed of trust, lease, note, or other agreement or instrument to which the Seller is a party; (c) conflict with any provision of the Charter Documents of the Seller; or (d) violate any law, order, judgment, decree, rule or regulation of any federal, state or local court or governmental authority having jurisdiction over the Seller or any of the Purchased Assets. Except for any required filing under the HSR Act and as otherwise set forth on Schedule 2.2, no Consent is required to be obtained by the Seller in connection with the execution and delivery of this Agreement by the Seller or the consummation of the transactions contemplated herein (including (x) the assignment or transfer to Buyer of any Assumed Contract or Permit or (y) to Seller's knowledge, the Buyer's carrying on the Business after the Closing Date substantially in the manner conducted by the Seller prior to the Closing
     Date).

          4.1.6 Financial Statements.

          (a) Each of the line items on the November Balance Sheet and the December Balance Sheet was (and the April Balance Sheet when delivered will be) prepared in accordance with GAAP consistently applied, and together such line items fairly present the financial condition of the Business as of the dates indicated, except that (i) inventory is reflected on the books and records of Seller at the lower of Seller's standard cost or market in accordance with GAAP on a last-in-first-out basis and on Financial Statements at the lower of Seller's standard cost (computed in accordance with Schedule 3.1) or market on a first-in-first-out basis, and does not include the Excess Cotton, (ii) accrued expenses are allocated based on numbers of employees at the Plants as a percentage of certain of Seller's total employees, (iii) Excluded Assets and Excluded Liabilities are not reflected and (iv) the April Balance Sheet reflects only the categories included in the Purchased Assets and Assumed Liabilities as of the date indicated.

          (b) The 1998 Statement of Operations, the January Statement of Operations and the February Statement of Operations reflect (and the April Statement of Operations from and after the date of delivery by Seller to Buyer shall reflect) the reasonable best efforts of the Seller to prepare statements of operations of the Business as if the Business were a stand-alone division of a larger company and the 1998 Statement of Operations, the January Statement of Operations and the February Statement of Operations fairly present (and the April Statement of Operations from and after the date of delivery by Seller to Buyer shall fairly present) the results of operations of the Business for the periods covered; provided that the 1998 Statement of Operations and the January, February and March Statements of Operations include (and the April Statement of Operations when delivered will include) reasonable estimates for (i) selling, general and administrative expenses allocated to the Business based on methods described in Schedule 4.1.6(b)(i) used by Seller in 1996 when such expenses were allocated to Plants for the Seller's internal accounting purposes,
     (ii)  corporate  and  other  non-gross  profit  margin  expenses  listed in
     Schedule 4.1.6(b)(ii) are estimates of such expenses that would be incurred if the Business were operated on a stand-alone basis as a division of a larger company, and (iii) depreciation and amortization expenses determined by annualizing the Seller's depreciation and amortization of the Business for periods prior to September 26, 1998, the date when Seller first began to account for the Business as a discontinued operation; provided further that the 1998 Statement of Operations and the January, February and March Statement of Operations do not (and the April Statement of Operations, when delivered, will not) reflect (x) interest expense, (y) Income Tax expense and (z) the charges for discontinued operations listed on Schedule 4.1.6(b)(iii).

          (c) Except as set forth in Section 4.1.6(a) and (b), the Financial Statements are consistent with the books and records of the Seller.

          (d) Accurate and complete copies of all the Financial Statements are attached hereto as Schedule 4.1.6(d), except that the April Balance Sheet and the April Statement of Operations will be attached by Seller to
     Schedule 4.1.6(d) prior to the Closing Date.

          4.1.7 Governmental Authorizations; Compliance with Laws.

          (a) All of the Permits known to Seller are either specifically disclosed in the Environmental Reports or are set forth in Schedule 4.1.7 attached hereto. Except as set forth in Schedule 4.1.7, the Seller holds all of the Permits, and no other licenses, certificates, permits, authorizations, franchises, approvals or rights issued by any governmental authority, federal, provincial, state, municipal, local or foreign, are necessary for the lawful operation of the Business as presently conducted. Except as set forth in Schedule 4.1.7, the Permits are in full force and effect, and no violations of any of the Permits have occurred or, to the knowledge of the Seller, have been alleged to have occurred. Furthermore, no proceedings are pending or, to the knowledge of the Seller, threatened, that would have the effect of revoking or limiting or affecting the transfer or renewal of any of the Permits. The Permits are not subject to any restrictions or conditions that would limit the ability of the Buyer to conduct the Business after the Closing Date as presently conducted. The Seller has delivered to the Buyer true and complete copies of each of the Permits.

          (b) To Seller's knowledge, except as disclosed on Schedule 4.1.7 or in the Environmental Reports, the Seller has conducted the Business and has operated the Plants now and, since January 1, 1995, in compliance with all laws and regulations applicable to the operation of the Business and the ownership of Purchased Assets, and has not received written notice that it is in violation of or in default under any judgment, order or decree of any court or administrative agency or any laws, rule or regulation applicable to it. Except as disclosed on Schedule 4.1.7, Seller is now and, since January 1, 1995, has been, in compliance with all OSHA laws and regulations, including any applicable respirable dust standards contained thereunder, applicable to the operation of the Business and the ownership of the Purchased Assets, and has not received written notice that it is in violation of or in default under any judgment, order or decree of any court or administrative agency or any law, rule or regulation applicable to it.

          4.1.8 Contracts. Schedule 4.1.8 attached hereto is an accurate and complete list of each and every Contract in effect as of the date of this Agreement (organized by subject matter categories), whether oral or written, (i) which involves annual obligations to or by the Seller in the future exceeding $10,000; (ii) has a future term (excluding any portion subject to a cancelable right exercisable without penalty) of one year or more; (iii) pursuant to which the Seller has made product warranties (other than Seller's customary warranty set forth in Schedule 4.1.19) that continue in effect beyond the Closing Date, (iv) that is a yarn sale contract as of April 26, 1999, or
     (v) which is otherwise material to the Business. With respect to each Assumed Contract and except as disclosed in Schedule 4.1.8, the Seller has delivered to the Buyer a true and correct copy of each such written Assumed Contract. With respect to each Assumed Contract, (a) such Contract is valid, binding and in full force and effect and enforceable against the Seller, and to the knowledge of the Seller, against each other party thereto, subject in each case to applicable bankruptcy and insolvency laws and laws affecting enforcement of creditors rights generally; (b) the Seller is not in default thereunder nor does there exist any condition or event which after notice, lapse of time or both would constitute a default thereunder by the Seller; (c) to the knowledge of the Seller, no other party thereto is in default or alleged to be in default; (d) to the knowledge of the Seller, there does not exist any condition or event which, after notice, lapse of time or both, would constitute a default thereunder by any other party; and (e) the Seller has not received notice of the election of any party thereto to cancel, terminate or not to renew such Contract, whether in accordance with the terms thereof or otherwise.
     Schedule 2.2 sets forth each Assumed Contract with respect to which the Consent of another party or parties is necessary for the full assignment and transfer to Buyer (either by virtue of the provisions thereof or under applicable law). Upon assignment at Closing as contemplated by this Agreement, either (a) each Assumed Contract shall remain in full force and effect and shall be enforceable by the Buyer and none of the Assumed Contracts or the enforceability thereof will be adversely affected by the transactions contemplated under this Agreement or (b) Seller shall have obtained for Buyer the equivalent practical benefit of each such Assume Contract, as determined in Buyer's reasonable discretion. The Assumed Contracts constitute all Contracts necessary or material for the Buyer to carry on the Business after the Closing substantially as conducted by the Seller as of the Closing.

          4.1.9 Tax Matters. The Seller has timely filed or will timely file all tax returns and reports required to be filed by it for any period ending on or before the Closing Date, or if applicable, any period that includes the Closing Date. All such tax returns are or will be correct and complete in all material respects. The Seller has timely paid or will timely pay or cause to be paid all Income Taxes and Taxes set forth on such tax returns and has, or timely will, pay all Income Taxes and Taxes (whether or not shown on any tax return) due to any taxing authority with respect to all such periods. All deposits required by law to be made by the Seller with respect to employees' withholding taxes have been timely made. The Seller has withheld and timely paid all Taxes and Income Taxes required to have been withheld and paid in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party in connection with the Business. Seller has received no notice of any tax liens on any of the Purchased Assets, except for Permitted Liens.

          4.1.10 Litigation. There are no actions, suits, labor disputes or other litigation, proceedings or governmental investigations pending or, to the knowledge of the Seller, threatened against or affecting the Seller and related to the Business or any of the Purchased Assets, including the Purchased IP, or relating to the transactions contemplated by this Agreement, that could adversely affect the Business or the ability of the Buyer to carry on the Business after the Closing Date substantially in the manner conducted by the Seller prior to the Closing Date. There are no outstanding orders, judgments, decrees, stipulations or consents of or with any court, governmental body or agency to which the Seller or the Purchased Assets are bound or which would affect the enforceability of this Agreement against the Seller, impair the ability of the Seller to consummate the transactions contemplated by this Agreement or prevent the Buyer from carrying on the Business after the Closing Date substantially in the manner conducted by the Seller prior to the Closing Date.

          4.1.11 Environmental Matters.

          (a) Schedule 4.1.11(a) identifies each material environmental report, audit or assessment, or occupational health study that relates to any Plant or Real Property and that (i) is in Seller's possession or (ii) available to Seller and of which Seller has knowledge (the "Environmental Reports"). Prior to the date hereof, Seller has delivered to Buyer a complete copy of each Environmental Report, except with respect to occupational health studies, Seller has delivered to Buyer only the studies completed in the year prior to the date hereof (provided that Seller shall make available any other such studies upon Buyer's request). To Seller's knowledge and except as specifically disclosed in Schedule 4.1.11(a) or in the Environmental Reports, the Plants, the Real Property and the Business are and while owned by Seller or its predecessors have been in compliance with all Environmental Laws and Safety Laws, and to Seller's knowledge and except as specifically disclosed in the Environmental Reports or Schedule 4.1.11(a), there does not exist, is not occurring, and has not occurred any presence, generation, storage, treatment, transport, release or disposal of any Hazardous Substance on, in, under, about, to or from any Plant or any Real Property in violation of any Environmental Law or which Seller reasonably believes could lead to any liability or obligation on the part of the Buyer or any owner or operator, now or in the future, of any Plant or Real Property. Except as set forth in Schedule 4.1.11(a) or in the Environmental Reports, the Seller (i) has not received any notice, since January 1, 1995, from any governmental entity or other party that alleges that any Plant or the Business is not, or at any time has not been, in such compliance, or has caused unlawful exposure of any person or the environment to any Hazardous Substance (and Seller is not aware of any such notice prior to January 1, 1995 which has not been resolved to the satisfaction of the party giving the notice), and (ii) has all permits and other approvals required by applicable Environmental Laws and Safety Laws for the operation of the Plants and the conduct of the Business.

          (b) To the extent not specifically disclosed in the Environmental Reports, Schedule 4.1.11(b) identifies, with respect to each Plant and the Business, all material environmental licenses, permits, approvals, authorizations, exemptions, classifications, certificates and registrations (collectively the "Environmental Permits") made or held by the Seller, together with a description of any compliance schedules relating thereto. Except for the Permits not currently held by Seller as disclosed in
     Schedule 4.1.7, the Environmental Permits are sufficient under the Environmental Laws for the operation of the Plants and conduct of the Business in a manner consistent with their operation and conduct to date by the Seller.

          (c) To the extent not specifically disclosed in the Environmental Reports, Schedule 4.1.11(c) identifies (i) all underground storage tanks, and the capacity and contents of such tanks, located or, to the Seller's knowledge, formerly located at any Plant and (ii) to the Seller's knowledge all polychlorinated biphenyls (PCB's) used or present at any Plant, except for certain capacitors contained in equipment that are in compliance with applicable law.

          4.1.12 Absence of Change. Except as set forth on Schedule 4.1.12, since November 28, 1998, there has not been (a) as of the date hereof, any material adverse change in the financial condition, financial statements, business, properties, assets or results of operations of the Business; (b) any material loss, casualty or damage (whether or not covered by insurance) to the Seller's assets or properties adversely affecting or impairing the ability of the Seller to conduct the Business or adversely affecting the value of the Purchased Assets, or any other event or condition of any character that has materially adversely affected the Business or the value of the Purchased Assets; (c) except for any Permitted Lien, any mortgage, encumbrance, lien or pledge of any of the Purchased Assets; (d) except for Contracts listed on Schedule 4.1.8, any material Contract, commitment or transaction entered into, amended or terminated by the Seller relating to, or adversely affecting the Business or the operation thereof, other than in the ordinary course of business consistent with past practice; (e) any sale or transfer of the assets of the Seller used in the Business, except for the sale of inventory in the ordinary course of business, (f) except in the ordinary course of business consistent with past practices cancellation of any claim of the Seller that is a Purchased Asset; (g) any imposition or incurring of any obligation or liability, fixed or contingent, relating to the Business, except in the ordinary course of business; (h) any commitment to make any purchase for, or sale of, any inventories relating to the operation of the Business, except in the ordinary course of business; (i) any commitment or commitments which are individually or in the aggregate in excess of $50,000 for any capital expenditure relating to the Business for which the Buyer shall have any financial obligation to discharge subsequent to Closing except for commitments after the date hereof made in accordance with Section 5.4; (j) except in the ordinary course of business consistent with Seller's past practices, any material changes in the terms of any instruments, accounts, notes, contracts, or other instruments identified in the exhibits and schedules hereto, except as consented to in writing by the Buyer; (k) any changes in the accounting systems, policies or practices of the Seller relating to the Business or the manner in which it maintains its books and records relating to the Business, except that the price of cotton has been fixed only to the extent necessary to reserve a supply of cotton sufficient to operate the Business; (l) any increase in the rate or terms of compensation payable to employees of the Business, except annual increases occurring in accordance with the Seller's customary practices and except for incentive bonus for data processors described in documents previously provided to Buyer; (m) any modifications in employee benefits to any of the employees of the Business; (n) any waiver by the Seller of any rights which have any material value to the Business; (o) any transactions with any Affiliates of the Seller relating to the Business or the Purchased Assets, other than in the ordinary course of business consistent with past practices and at arms length terms; (p) any acquisitions (by purchase or by transfer) or disposition (by sale or transfer) of any equipment or machinery of the Business, to the extent such acquisitions exceed $50,000 in fair market value in the aggregate or to the extent such dispositions exceed $50,000 in fair market value in the aggregate, except for acquisitions made after the date hereof in accordance with Section 5.4; or
     (q) any agreement by the Seller to do any of the things described in preceding clauses (a) through (p).

          4.1.13 Real Property.

          (a) Schedule 4.1.13(a) separately lists all of the real property owned by the Seller (including the Plants) and used primarily in connection with the Business (the "Real

     Property"). Except as set forth in Schedule 4.1.13(a), the Seller has legal, valid, good and marketable title to all of the Real Property, insurable at regular rates by a nationally recognized title insurer of Buyer's choice, free and clear of all Liens, other than the Permitted Liens. No part of the Real Property is subject to any assignment, lease, license, sublease, or other agreement granting to any Person any right to the possession, use, occupancy or enjoyment of the Real Property. The Seller has and shall deliver to Buyer at Closing actual and exclusive possession of all the Real Property, subject to the Permitted Liens.

          (b) The Real Property, and the improvements, buildings and structures thereon (the "Improvements"), constitute all of the real property used by the Seller primarily in the conduct of the Business, may continue to be used for the operation of the Business as currently operated, and comply with, and may be conveyed to the Buyer without violating, any federal, state, or local building, zoning, health, safety, platting, subdivision or other statute, ordinance or regulation, or any applicable private restriction. The Seller has received no notice that the current use of the Real Property and the Improvements is a pre-existing, nonconforming use, and no notice of the violation of any such legal requirement has been received by the Seller.

          (c) Other than amounts owed for normal maintenance consistent with past practices, which amounts will be paid by Seller (and not Buyer) in full when due, the Seller does not owe any money to any architect, contractor, subcontractor or materialmen or any Person entitled to claim any Lien or other charge on any of the Real Property or any of the Improvements for labor, services or materials performed, rendered or supplied to or in connection with the Real Property or any of the Improvements, and there is no construction or other improvement work being done at nor are there any construction or other improvement materials being supplied to the Real Property or any of the Improvements.

          (d) The Seller has received no notice, and it has no knowledge, of any pending, threatened, or contemplated condemnation, expropriation or like proceedings, or of any administrative agency action, litigation, or other material proceeding of any kind (nor is there any basis for any such action), affecting the Real Property, or any part thereof, or of any assessments made or threatened with respect to the Real Property or any part thereof, or of any sales or other disposition of the Real Property, or any part thereof, in lieu of condemnation.

          (e) Except as disclosed on Schedule 4.1.13(e), the Seller has not received notice from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to the Real Property or any of the Improvements, or requiring an increase in the insurance rates applicable to the Real Property or any of the Improvements outside of the ordinary course of business, consistent with past practice.

          (f) The Seller does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Real Property, or any portion thereof or interest therein.

          (g) To Seller's knowledge, except as set forth on Schedule 4.1.13(g), all of the Improvements are structurally sound. Seller has received no notice from any governmental authority that any of the Improvements are prior nonconforming structures under either the applicable zoning regulations or the applicable building codes;

          (h) The Real Property and the Improvements are serviced by all necessary utilities, including water, sewage, gas, electricity and telephone, and the Seller is not aware of any inadequacies with respect to such utilities for the operation of the Business consistent with Seller's past practices. All water, rail, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property and/or the Improvements are installed and operating and are sufficient to enable the Real Property and all of the Improvements to continue to be used and operated in the manner currently being used and operated, and any so-called hookup fees or other associated charges have been fully paid. Except as set forth on Schedule 4.1.13(h), each such utility or other service is provided by a public or private utility or service company and enters the Real Property from an adjacent public street or valid private easement owned by the supplier of such utility or other service which is part of the Real Property. The
     Seller will cooperate with the Buyer to negotiate with those utility services the terms of the continuation of service after the Closing. Except as set forth in Schedule 4.1.13(h), and except for recorded and insurable easements which will be in existence at Closing and part of the Real Property, no Improvement or portion thereof is dependent for its access, operation or any utility service (including, without limitation, water supply and/or disposition of waste water) on any land, building or other improvement not included in the Real Property.

          (i) There have been no additions, improvements, alterations or changes of any nature whatsoever to the Real Property and/or the Improvements (other than additions, improvements, alterations or changes which are not material and have been made indoors) since the date any surveys were provided to the Buyer.

          (j) The Seller has delivered to the Buyer complete and correct copies of any leases, memoranda of lease, assignments, subleases, trust agreements and other documents and instruments establishing Liens upon the Real Property other than encumbrances or restrictions of record.

          4.1.14 Labor and Employment Matters.

          (a) With  respect  to the  employees  of the  Business  not  listed on
     Schedule 5.7, the Seller has delivered to the Buyer complete and accurate copies of each written (and a summary of each oral) employment, consulting and similar agreement to which Seller is a party and which relates to the Business, each of which is listed on Schedule 4.1.14(a), (i) for any employment of any individual, or the provision of services by any individual, not terminable by the Seller without penalty upon thirty (30) days notice or less; (ii) with any labor union; or (iii) relating to the payment of any severance or termination payment or bonus to any employee or former employee or his or her estate or designated beneficiary. Except as listed on Schedule 4.1.14(a) and except with respect to employees listed on
     Schedule 5.7, the Seller is not a party to nor is it bound by any written agreement, any employment manual (unless previously delivered to Buyer) or employment handbook (unless previously delivered to Buyer) constituting a contractual obligation, or any consent decree, court order or statutory obligation with respect to the Business:

     (i) for the employment of any individual, or the provision of services by any individual, who is not terminable by the Seller without penalty upon thirty (30) days notice or less; (ii) with any labor union; or (iii) relating to the payment of any severance or termination payment or bonus to any employee or former employee or his or her estate or designated beneficiary.

          (b)  Except for a  Printers  Union  union  election  at the  Business'
     Chattanooga Plant in 1994 which failed by a vote of approximately two-thirds against and one-third in favor of, Seller is not a party to any collective bargaining agreement affecting the Business, nor during the past five (5) years has it recognized or received a demand for recognition of any collective bargaining representative with respect thereto nor have the employees of the Seller in the Business been subject to any union organizing attempts during such period; and during the past five (5) years there have been no labor strikes, disputes or work stoppages nor, to the knowledge of the Seller, are any such actions threatened against the Seller relating to the Business.

          (c) There are no loans, debts or other obligations payable or owing to any officers, directors or employees of the Seller by the Business, except salaries, wages, bonuses and salary advances, reimbursement of expenses incurred and accrued, or liabilities of employees for stock purchases under the Plans in each instance incurred in the ordinary course of business.

          (d) With respect to the Business and to Seller's knowledge, the Seller is in compliance with all laws and other obligations relating to employment, denial of employment, human rights or employment opportunity, wages, hours, collective bargaining, the payment of social security or similar taxes, discrimination laws and termination of employment. There is no unfair labor practice charge or complaint pending with respect to employees of the Business pending before any agency or board against or affecting the Business or any of its operations and there is no controversy pending or, to the knowledge of the Seller, threatened between the Seller and any of its present or former officers, directors, supervisory or non-supervisory personnel or any employees relating to the Business. There are no charges with respect to or relating to the Seller's conduct of the Business and its employment of Persons therein before any commission, agency or body responsible for the prevention of unlawful employment practices; the Business has not received any notice from any federal, provincial, state, local or other agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Business or any of Seller's employment practices in connection with the Business that would in any way adversely affect the Business and no such investigation is in progress.

          (e) Schedule 4.1.14(e) lists the names and current salary of all the salaried employees of the Seller who are employed in connection with the Business and the hourly rate, job codes and number of employees under each job code for each hourly employee employed in connection with the Business. There has been no occurrence involving the Seller that has resulted or likely will result, to the best knowledge of the Seller, in any adverse rate adjustment under any applicable workers' compensation or similar legislation with respect to the Business.

          4.1.15 Customers. Schedule 4.1.15 attached hereto lists each customer Contract or account representing sales by the Business in excess of $50,000 in the 12 months ended December 26, 1998. Except as set forth on Schedule 4.1.15, the Seller has not received any notice and does not have cause to reasonably believe that (a) any material Contract or account with any such customer is being terminated or is being considered for termination or nonrenewal or (b) any such customer is considering any material reduction in its business with the Seller.

          4.1.16 Insurance. Schedule 4.1.16 attached hereto is a summary of all material policies of insurance (other than employee benefit insurance) covering the Seller and relating to the Business or any of the Purchased Assets as of the date hereof. All such policies are in full force and effect and neither the Seller nor, to the Seller's knowledge, any other party thereto is in breach or default thereunder (and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a breach or default).

          4.1.17 Employee Benefit Plans.

          (a) Schedule 4.1.17 identifies each employee pension, retirement, profit sharing, bonus, incentive, stock option, deferred compensation, hospitalization, medical, dental, vacation, insurance, sick pay, disability and severance plan, fund, program, policy, contract or arrangement, including all welfare benefit plans or employee pension benefit plans within the meaning of Section 3 of ERISA and the regulations issued by the Department of Labor, maintained or contributed to by the Seller or any trade or business and related to the employees of the Business, whether or not incorporated (an "ERISA Affiliate"), that is a member of a controlled group of corporations or a trade or business under common control with the Seller for any employees of the Business (within the meaning of Sections 414(b), (c), (m) or (o) of the Code, or Section 4001(a)(14) of ERISA) (the "Plans"). The Seller has not incurred (nor has any event occurred that could result in the Seller incurring) any liability in connection with any existing or previously existing Plan (including for this purpose not only any "Plan" as defined above in this Section 4.1.17(a) but also any other plan maintained by the Seller or any ERISA Affiliate that would be so defined if it related to the employees of the Business) could become, on or after the Closing Date, an obligation or liability of the Buyer.

          (b) Neither the Seller nor any ERISA Affiliate participates in or contributes to, or has ever participated in or contributed to any "multiemployer plan" (as defined in Section 3(37) or 4001(a)(3) of ERISA.

          (c) The Seller has provided to the Buyer a true and complete copy of the Dixie Plan.

          4.1.18 Brokers; Finders. Other than Bowles Hollowell & Conner, whose fees shall be paid in full by Seller, the Seller has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against the Buyer for any fee, sales commissions, finders' fees, financial advisory fee or other fees or expenses for which the Buyer shall be liable.

          4.1.19 Warranties and Product Liability. Attached as Schedule 4.1.19 hereto is a copy of the customary warranty given by the Seller with respect to products manufactured by or sold through the Business. Except as disclosed on Schedule 4.1.19, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Seller, threatened against or involving the Seller relating to any product alleged to have been manufactured or sold by the Seller through the Business and alleged to have been defective, or improperly designed or manufactured, and the Seller does not know or have any reason to know of any basis for any such action, proceeding or investigation.

          4.1.20 Suppliers and Employees. To the knowledge of the Seller, the relationships of the Seller with each of the suppliers of the Seller are good commercial working relationships and no supplier of the Seller has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Seller, or has during the last twenty-four (24) months (at the volition of the supplier) decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to the Seller. Except as set forth on Schedule 4.1.20, to the knowledge of Seller, no employee of the Business (other than those set forth on Schedule 5.7) intends to terminate his or her employment relationship with the Business as a result of the transactions contemplated hereby. Except as set forth in Schedule 4.1.20, Seller has not terminated any employee of the Business in the thirty-day period prior to the date of this Agreement.

          4.1.21  Tax  Qualification.  The  Dixie  Plan is  tax-qualified  under
     Section 401(a) of the Code. The transfer of accounts described in Section 5.7(f) from the Dixie Plan to the Stowe Plan is permitted under the terms of the Dixie Plan, and will not violate any provision of the Dixie Plan or of the Code or ERISA as applied to the Dixie Plan. The employees whose accounts are to be transferred from the Dixie Plan to the Stowe Plan pursuant Section 5.7(f) will not have any right to receive a distribution or benefit payment from the Dixie Plan as a result of their termination as common law employees of the Seller as of the end of the Closing Date in connection with the sale of the Business pursuant to this Agreement. None of such employees have any of the following subaccounts under the Dixie
     Plan: Pension Account, Thrift Account (excepting accounts treated as Thrift Accounts that are derived solely from contributions to the Dixie Yarns, Inc. Defined Contribution Plan, and earnings thereon), and accounts from the Carriage Industries, Inc. 401(k) Retirement Savings Plan as referred to in section 4.16(c) of the Dixie Plan. Only one participant has a Rollover Account in the Dixie Plan that may be transferred to the Stowe Plan pursuant to Section 5.7(f).

          4.1.22 Disclaimer of Additional Warranties. Except as expressly set forth in this Agreement, the Schedules and Exhibits hereto, and any other certificate or instrument delivered pursuant to the terms hereof or thereof, Seller makes no warranties, express or implied, at law or in equity, with respect to the Business or the Purchased Assets, including, with respect to the Purchased Assets, any representation or warranty or merchantability, suitability or fitness for a particular purpose, or quality as to the Purchased Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent, and any such other warranties are hereby expressly disclaimed.

     4.2 Representations and Warranties of the Buyers. The Buyer hereby represents and warrants to the Seller as follows:

          4.2.1 Corporate Existence. The Buyer is a corporation duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation. The Buyer has full corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

          4.2.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated herein have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid, legal and binding obligation of the Buyer enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting the enforcement of creditors' rights generally.

          4.2.3 No Violation; Consents. Neither the execution, delivery and performance by the Buyer of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will (a) conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default (with the passage of time or giving of notice or both) under any indenture, mortgage, deed of trust, lease, note, or other agreement or instrument to which the Buyer is a party; (b) conflict with any provision of the articles of incorporation or bylaws of the Buyer; or
     (c) violate any law, order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Buyer or its properties. Assuming the truthfulness of the Seller's representations and warranties and except for any filing under the HSR Act, no consent, approval, authorization, order, filing, registration or qualification of or with any governmental authority or other Person is required to be obtained by the Buyer in connection with the execution and delivery of this Agreement by the Buyer or the consummation of the transactions contemplated herein.

          4.2.4 Litigation. There are no actions, suits, labor disputes or other litigation, proceeding or governmental investigations pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer, nor is the Buyer subject to any order, judgment, decree, stipulation or consent of or with any court, governmental body or agency, which would affect the enforceability of this Agreement against the Buyer or impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

          4.2.5 Brokers; Finders. Other than NationsBanc Montgomery Securities, LLC, whose fees shall be paid in full by Buyer, the Buyer has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against the Seller for any fee, sales commissions, finders' fees, financial advisory fee or other fees or expenses for which the Seller shall be liable.

          4.2.6 Solvency. Buyer is financially solvent with the ability to pay and perform its obligations when and as they become due.

          4.2.7 Seller's Representations and Warranties To the actual knowledge of Harding Stowe, Barry Pomeroy, Verner Stanley, Susie Brown, Barry Queen, Terry Carter, Marshall Johnson and Denise Lyerly (without any required investigation or due diligence), the Seller's representations and warranties (excepting the representations and warranties made in Sections 4.1.17(c) and 4.1.21) are true in all material respects. To the actual knowledge of

     Harding Stowe, Barry Pomeroy, Verner Stanley, Susie Brown, Barry Queen, Terry Carter, Marshall Johnson and Denise Lyerly (without any required investigation or due diligence), the Environmental Reports constitute all environmental reports, audits or assessments or material occupational health studies relating to the Plants or the Real Estate.

          4.2.8 Tax Qualification The Stowe Plan is tax-qualified under Section 401(a) of the Code.

                                    ARTICLE V

                                CERTAIN COVENANTS

     5.1 Consummation of Agreement. The Seller and the Buyer each will use its best reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the parties, that would materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, the parties will use their respective best, diligent and good faith efforts to cure or minimize the same as expeditiously as possible.

     5.2 Government and Third Party Consents. The Seller hereby agrees to use its best efforts in preparing, filing, prosecuting, and taking any other actions with respect to any applications, requests, or actions that are or may be
reasonable   and   necessary   to  obtain  the   Consent  of  any   governmental
instrumentality or any third party or to accomplish the transactions contemplated by this Agreement, including the Consents listed on Schedule 2.2.

     5.3 Filings. The Buyer and the Seller will make or cause to be made all such filings and submissions under applicable laws and regulations as may be required for the consummation of the transactions contemplated hereunder, including without limitation any filings required under the HSR Act. The Buyer and the Seller will cooperate and coordinate with one another in connection with any such filings or submissions. Except as otherwise stated herein, any such filings required of the Buyer shall be at the Buyer's expense, and any such filings required of the Seller shall be at the Seller's expense; provided that Buyer shall pay any HSR Act filing fee relating to the transactions contemplated hereby.

     5.4 Conduct of Business Before Closing. Except as expressly agreed to by Buyer in writing or as otherwise contemplated by the terms of this Agreement, from the date hereof until the Closing, the Seller will: (a) not enter into any Contract relating to the Business unless such Contract is entered into in the ordinary course of business consistent with past practice and pricing and (i) involves an aggregate financial obligation on the part of the Seller of $50,000 or less, (ii) is terminable upon not more than thirty (30) days' prior notice, or (iii) is a Contract for (A) the sale of inventory to a customer or (B) for purchase of raw materials or supplies at prices not greater than market prices on the date of Seller's order; (b) perform the Seller's obligations under all Contracts relating to the Business and not amend, modify or waive any material provision of any such Contract, except in the ordinary course of business consistent with past practice and pricing; (c) not mortgage, encumber or pledge any of the assets relating to the Business; (d) not sell or transfer any of the assets relating to the Business, except in the ordinary course of business consistent with past practice and pricing; (e) conduct the Business only in the ordinary course (including with respect to the payment of payables and the collection of receivables) and in substantially the same manner as heretofore conducted; (f) maintain and keep the properties and equipment of the Business in good repair, working order and condition, except for ordinary wear and tear; (g) use reasonable efforts to maintain, preserve and retain the Business' present employees, and relationships with suppliers, customers and others; (h) maintain the books of account and records of or relating to the Business in the usual and regular manner and not make any changes in the accounting practices of the Business; (i) comply with all material laws and regulations applicable to the conduct of the Business and the ownership of the Purchased Assets; (j) maintain and protect the Purchased IP and the Proprietary Software; (k) not make any change in the compensation to any employees of the Business or terminate administrative or salaried employees or, out of the ordinary course, any hourly employees without the prior written consent of the Buyer; (l) not acquire or agree to acquire any assets that are material to the Business other than replacements in the ordinary course of business; (m) not acquire or agree to acquire or dispose of any equipment or machinery (including transfer from the Business to any other business segment of Seller) for use in the Business without Buyer's consent, to the extent either the fair market value of such acquisitions or the fair market value of such dispositions exceed $50,000 in the aggregate; (n) not take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Seller contained in this Agreement untrue or incorrect or would result in any of the conditions set forth in this Agreement not being satisfied; and (o) not agree, whether in writing or otherwise, to do any of the foregoing. Without limiting the foregoing, prior to the Closing, the Seller will consult with the Buyer regarding all significant developments, transactions and proposals relating to the Business. Subject to the provisions of Section 5.5(b), representatives of Stowe (including but not limited to Jack Callaghan) shall have full access to observe the Business and the Purchased Assets (including but not limited to the customers of the Business). In the event Seller requests that Buyer consent to an action set forth in the first sentence of this Section 5.4, Buyer shall respond to such consent request within 36 hours (and if Buyer does not so respond, Buyer shall have been deemed to have consented to such action). Buyer shall not unreasonably withhold any such consent. Seller agrees to contact Barry Pomeroy, Harding Stowe or Verner Stanley at their home telephone number in the event any such consent is requested on a weekend or holiday.

     5.5 Access and Information; Confidentiality. From the date hereof until the Closing Date or such later date as may be specified below:

          (a) The Seller will, upon prior notice from the Buyer and during normal business hours, (i) give the Buyer and its authorized representatives reasonable access to the Purchased Assets and Real Property and to Business Records, offices and other facilities and properties relating to the Business; (ii) permit the Buyer to make such inspections thereof and the performance of such soil and groundwater tests, surveys, environmental assessments and audits, and other inspections, tests and inquiries as the Buyer may desire (provided that, with respect to environmental tests, Buyer's environmental consultant has recommended or in the future recommends the tests (provided that any additional testing recommended by Buyer's environmental consultant in the future must be reasonably related to Hazardous Substances discovered in its initially recommended testing), and the tests shall be coordinated with Seller, but shall not be delayed by Seller); (iii) cause its officers or other appropriate officials to furnish the Buyer with such financial and operating data and other information with respect to the Business as the Buyer may from time to time reasonably request; and (iv) permit the Buyer and its representatives access to information pertaining to the Business as the Buyer reasonably may request; provided, however, that any such investigation by the Buyer shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business and will be subject to the provisions of Section 5.5(b). Prior to the Closing Date, Seller shall deliver to Buyer the April Statement of Operations and the April Balance Sheet.

          (b) The Buyer agrees to, and to cause its employees and agents to, protect the confidentiality of all proprietary and confidential information received from Seller and relating to the Purchased Assets and the Business received from the Seller pursuant to this Agreement (the "Confidential Information"), using the same care and procedures used to protect the Buyer's own proprietary and confidential information, and agrees not to disclose, and to cause its Affiliates, employees and agents not to disclose, the Confidential Information to any other Persons except as may be reasonably necessary in connection with the transactions contemplated herein or except to the extent (i) such Confidential Information is in the public domain or becomes publicly available or obtainable from independent, nonconfidential sources and not in breach of the Buyer's obligations hereunder or any other party's confidentiality obligations owed to the Seller and known by the Buyer; (ii) such Confidential Information is required to be disclosed by law or by governmental authorities having jurisdiction over the Buyer; (iii) the Buyer can demonstrate by written records that such Confidential Information was in the possession of the Buyer or its Affiliates prior to any disclosure by the Seller or subsequent to such disclosure was independently developed by the Buyer or its Affiliates without use of or reliance on the Confidential Information; or
     (iv) disclosure is necessary for the Buyer to enforce any or all of its rights under this Agreement. In the event this Agreement is terminated pursuant to Section 8.1, the Buyer shall return to the Seller all written Confidential Information provided to the Buyer by the Seller and all copies thereof and will not use any Confidential Information in any of its manufacturing or sales processes or procedures, or make any use of such Confidential Information in its businesses, or pass any such Confidential Information on to any third party, without the prior written consent of the Seller. The restrictions on the Buyer set forth in the preceding sentence shall terminate on the earlier of (x) the occurrence of the Closing and (y) the fifth anniversary of the date hereof. In the event the Closing occurs, then for the period ending five (5) years after the Closing Date, the Seller agrees to, and to cause its employees and agents to, protect the confidentiality of all Confidential Information (except to the extent related directly to the Retained Business) using the same care and procedures used to protect the Seller's own proprietary and confidential information, and agrees not to disclose, and to cause its Affiliates, employees and agents not to disclose, such Confidential Information to any other Persons except as may be reasonably necessary in connection with the transactions contemplated herein or except to the extent (i) such Confidential Information is in the public domain or becomes publicly available or obtainable from independent, nonconfidential sources and not in breach of the Seller's obligations hereunder or any other party's confidentiality obligations owed to the Buyer and known by the Seller; (ii) such Confidential Information is required to be disclosed by law or by governmental authorities having jurisdiction over the Seller; or (iii) disclosure is necessary for the Seller to enforce any or all of its rights under this Agreement. For the period ending five (5) years after the date hereof, the Buyer agrees to, and to cause its employees and agents to, protect the confidentiality of all confidential and proprietary information received from Seller and relating to the Retained Business ("Confidential Retained Business Information") using the same care and procedures used to protect the Buyer's own proprietary and confidential information, and agrees not to disclose, and to cause its Affiliates, employees and agents not to disclose, such Confidential Retained Business Information to any other Persons except as may be reasonably necessary in connection with the transactions contemplated herein or except to the extent (i) such
     Confidential Retained Business Information is in the public domain or becomes publicly available or obtainable from independent, nonconfidential sources and not in breach of the Buyer's obligations hereunder or any other party's confidentiality obligations owed to the Seller and known by the Buyer; (ii) such Confidential Retained Business Information is required to be disclosed by law or by governmental authorities having jurisdiction over the Buyer; (iii) the Buyer can demonstrate by written records that such Confidential Retained Business Information was in the possession of the Buyer or its Affiliates prior to any disclosure by the Seller or its Affiliates without use of or reliance on the Confidential Retained Business Information; or (iv) disclosure is necessary for the Buyer to enforce any or all of its rights under this Agreement.

     5.6 Real Property.

          (a) The Seller shall not allow any Lien to be placed on or granted with respect to any of the Real Property or any of the Improvements, other than Permitted Liens, without the prior written consent of the Buyer. If any such Lien arises prior to Closing and the Buyer objects, the Seller shall, at its sole expense, cure the objections prior to Closing.

          (b) Seller, at Seller's expense, has delivered to Buyer accurate as-built surveys (the "Surveys") of the Real Property. The Surveys (a) are sufficient to eliminate any general survey exception in Buyer's title insurance commitments and/or policies for the property in question, (b)
     show all setback or building lines and all Liens (with recording information provided) that are locatable and shown as exceptions in Buyer's title insurance commitments and/or policies for the property in question,
     (c) show access to a public street, and the distances and bearings to the nearest intersection of public streets if not a point on the boundary of the property in question. Buyer and Seller shall split equally the cost of any update of such Surveys required by Buyer's financing source.

          (c) Seller shall request and exercise due diligence to obtain from the local governmental authority with zoning jurisdiction over the property in question zoning certificates for each parcel of the Real Property, stating that the property complies with applicable zoning regulations and may legally be used for the purposes for which it is presently used in the Business and, upon receipt, shall deliver the same to Buyer at least ten
     (10) days prior to Closing.

          (d) On or before Closing, the Seller shall deliver to the Buyer all plans, specifications, as built drawings, plans and specifications for mechanical, electrical, plumbing or security systems, operating manuals, warranties and guarantees, in the Seller's possession and reasonably available to the Seller covering the Real Property and/or the Improvements.

     5.7 Employees.

          (a) As of the Closing, Buyer shall offer at-will employment (subject to Buyer's normal pre-employment testing requirements other than pulmonary function tests) to the employees employed at the Plants and administrative and sales employees of the Business employed by Seller immediately prior to the Closing; provided, however, that Buyer shall have no obligation to offer employment to any employee of the Business if such employee is listed on Schedule 5.7 or if such employee is on short or long term disability or maternity leave or other leave on the Closing Date. As soon as practicable after the Closing Date, Seller agrees to pay in full all amounts owed by Seller to all employees of the Business, including but not limited to all obligations for accrued vacation and severance. Seller agrees it shall be responsible for any and all costs, obligations and claims relating to the Seller's termination of the employment of any employees of the Business, including but not limited to any costs for COBRA insurance and any liability based on claims for severance or wrongful dismissal, and any such obligations shall be "Excluded Liabilities" for purposes of this Agreement; provided, however, that the Buyer hereby agrees that it will be responsible for all WARN Act obligations related to the Business and resulting directly from Buyer's failure to hire as required by this Section 5.7 the employees of the Business employed by Seller on the Closing Date not listed on
     Schedule 5.7 (with Buyer's obligation to hire such employees being specifically subject to the disability and leave qualifications as set forth in this Section 5.7) (such WARN Act obligations, the "Buyer's WARN Obligations"). The Seller will take all action necessary to provide that the employees of the Business will be fully 100% vested in their benefits under any qualified retirement plans of the Seller effective as of the Closing Date.

          (b) The parties acknowledge and agree that it is their intention that, consistent with the terms of such agreements, all existing contracts of noncompetition between the Seller and its employees who accept employment by the Buyer shall be transferred to or assumed by the Buyer as a result of the transactions described herein and that such contracts shall constitute Assumed Contracts hereunder.

          (c) The Seller shall, if requested by the Buyer and subject to any restrictions imposed by law, assign to the Buyer the Seller's unemployment insurance and worker's compensation experience ratings and take such steps as the Buyer shall reasonably request to effect such assignment.

          (d) Subject to any legal restrictions and to any contrary agreements with its employees, the Seller shall make available to the Buyer all personnel records, including without limitation names, Social Security numbers, dates of hire by the Seller, dates of birth, number of hours worked each calendar year, salary histories and breathing test results, for all of the employees of the Business. The Seller and the Buyer shall also cooperate, both before and after the Closing Date, in (i) exchanging information, including pertinent employment records, benefit information, salary and compensation records, financial statements and other data, and
     (ii) taking other action respecting the interests of the employees of the Business who become employees of the Buyer, and their respective beneficiaries and dependents, under each of the employee benefit plans of the Seller and any plans established by the Buyer, so as to secure an orderly and effective transition of the benefit arrangements for such employees of the Business and their respective beneficiaries and dependents.

          (e) Notwithstanding anything herein to the contrary, Seller will pay, or Seller will maintain an insurance policy that will pay, the following unpaid claims for medical expenses under Seller's Plans that exist at the Closing Date incurred by the employees of the Business ("Incurred But Unpaid Claims"): (i) any valid but unpaid claim for the payment of any medical benefits for health care expenses incurred by an employee of the Business which was submitted for payment prior to the Closing Date; and,
     (ii) any valid but unpaid claim for the payment of any medical benefits for health care expenses incurred by an employee of the Business on or before the Closing Date. All Incurred But Unpaid Claims will be paid in accordance with the provisions of Seller's Plans. Incurred But Unpaid Claims shall be Excluded Liabilities.

          (f) In the event the Closing occurs, the Seller and Buyer agree to the transfer of certain accounts (benefit liabilities and assets) from the Dixie Plan to the Stowe Plan pursuant to this Section 5.7(f). The transfer will be a so-called trustee-to-trustee transfer and shall be made in cash, except for outstanding participant loans from the Dixie Plan, which shall be transferred in kind. Buyer agrees to cause the Stowe Plan to accept the benefit liabilities relating to such accounts and Seller agrees to cause the Dixie Plan to transfer cash (and such participant loans) to the Stowe Plan equal to the amount of the benefit liabilities transferred. The participants in the Dixie Plan whose accounts shall be transferred to the Stowe Plan are the common law employees of the Business immediately prior to the end of the Closing Date meeting all of the following requirements:
     (1) whose employment with the Seller terminates as of the end of the Closing Date, (2) who are common law employees of the Buyer immediately after the Closing Date, and (3) who are common law employees of the Buyer on the initial date of the transfer of accounts, July 1, 1999. The accounts to be transferred from the Dixie Plan to the Stowe Plan are the following subaccounts: (1) Deferred Savings Accounts, (2) Matching Accounts, (3) Non-Elective Accounts, (4) Return on Equity Accounts, (5) Rollover Accounts, (6) DCP Accounts maintained pursuant to Section 4.16(d) of the Dixie Plan that are treated as Thrift Accounts, and (7) DCP Accounts maintained pursuant to Section 4.16(d) of the Dixie Plan that are treated as Return on Equity Accounts. The benefit liabilities to be transferred shall be the value of the accounts to be transferred determined as of the June 30, 1999 Valuation Date under the Dixie Plan (including amounts to be contributed to the Dixie Plan by the Seller pursuant to Section 5.7(g)). No later than June 23,1999, Buyer shall furnish to Seller a list of the names and Social Security numbers of the employees whose accounts it reasonably believes are to be transferred pursuant to this Section 5.7(f). On July 1, 1999, the Dixie Plan shall transfer to the Stowe Plan an amount equal to ninety percent (90%) of the amount (other than participant loans) that Seller reasonably believes is required to be transferred to the Stowe Plan pursuant to this Section 5.7(f), based on such list of employees furnished by Buyer to Seller, and all of the participant loans to be transferred in kind. Buyer shall promptly notify Seller of and cause the Stowe Plan to return to the Dixie Plan the account of any participant no longer employed by the Buyer on July 1, 1999. Subsequently, the Dixie Plan shall transfer to the Stowe Plan the remainder of the amount required to be transferred to the Stowe Plan pursuant to this Section 5.7(f). Seller shall use its best efforts to cause such transfer to be made no later than August 31, 1999, but in any event shall cause such transfer to be made no later than September 30, 1999. Seller shall also use its best efforts to provide to Buyer, no later than August 31, 1999, in hard copy and/or electronic format reasonably acceptable to Buyer complete information necessary for Buyer and the Stowe Plan to administer the transferred accounts, including (without limitation): (1) the name, Social Security number and date of birth of each participant, (2) the identity and amount of each participant's subaccount, (3) the net amount of the participant's Deferred Savings Account eligible for a hardship withdrawal under Section 6.11 of the Dixie Plan, (4) the amount of each participant's own after-tax employee contributions remaining in the participant's Thrift Account, (5) all information necessary to determine the taxability under
     Section 72 of the Code of any distributions from the Thrift Account of a participant transferred from the Dixie Plan to the Stowe Plan, and (6) all information necessary to determine any special lump sum income tax treatment under Section 402 of the Code for distributions from the Stowe Plan with respect to any amounts transferred from the Dixie Plan; provided, that Seller must in any event furnish all of the foregoing information to Buyer no later than September 30, 1999. On July 1, 1999 Seller shall furnish to Buyer all information necessary for Buyer to continue to collect and otherwise administer the participant loans transferred in kind on such date, including original copies of all notes and security agreements, and payroll withholding agreements, transferred or endorsed to the Stowe Plan or the Buyer, as appropriate, and all other loan documents. Seller will furnish to Buyer at or prior to Closing complete information regarding any rights with respect to the transferred Rollover Account that are protected to the participant under the terms of the Dixie Plan or under any applicable law.

          (g) The Seller agrees that pursuant to section 1.16(d) of the Dixie Plan the Chairman of the Seller shall designate the Closing Date as the last day of the Plan Year under the Dixie Plan for the purpose of qualifying participants of the Dixie Plan who are the common law employees of the Business immediately prior to the end of the Closing Date whose employment with the Seller terminates as of the end of the Closing Date to receive the following contributions (and for the purpose of determining the amount of such contributions) from the Seller under the Dixie Plan for the Plan Year ending in 1999: Matching Contributions and Non-Elective Contributions. The Seller agrees to amend the Dixie Plan on a timely basis, retroactively if necessary, to assure that the Dixie Plan remains a tax-qualified plan under Section 401(a) of the Code as of the date of any account transfer made pursuant to Section 5.7(f).

          (h) The Buyer agrees to amend the Stowe Plan to permit all employees of the Business that the Buyer employs immediately after the Closing Date who were eligible to participate in the Dixie Plan on the Closing Date to begin immediate participation in the Stowe Plan no later than September 1, 1999. Buyer agrees to amend the Stowe Plan to provide all other employees of the Business that the Buyer employs immediately after the Closing Date with credit for hours of service with the Seller for the purpose of satisfying the eligibility service requirement of the Stowe Plan, and to provide for a Stowe Plan special participation commencement date of no later than September 1, 1999 for such employees who satisfy the eligibility service requirement of the Stowe Plan prior to July 1, 1999. The Seller agrees to provide Buyer with such information regarding employment with the Seller and eligibility for participation in the Dixie Plan as may be necessary for the Buyer to determine the eligibility and participation commencement dates under the Stowe Plan (as provided above in this Section 5.7(h)) of the employees of the Business employed by the Buyer immediately after the Closing Date. The Buyer agrees to amend the Stowe Plan prior to July 1, 1999 to authorize the acceptance of the transfer of accounts as described in Section 5.7(f) and to protect transferred accounts (accrued benefits) as required by Section 411(d)(6) of the Code. The Buyer agrees to amend the Stowe Plan on a timely basis, retroactively if necessary, to assure that the Stowe Plan remains a tax-qualified plan under Section 401(a) of the Code as of the date of any account transfer made pursuant to Section 5.7(f).

          (i) During the ten-year period immediately following the Closing Date, Buyer agrees to use its reasonable best efforts to comply in all material respects with all Safety Laws applicable to the use or operation of the Purchased Assets, including the performance of all medical surveillance relating to other dust inhalation of the employees listed on Schedule 7.1(b) required by any of the Safety Laws. Buyer agrees to provide Seller with copies of all documents relating to such surveillance within thirty
     (30) days of their preparation. Buyer agrees to notify Seller of the termination of the employment of each employee listed on Schedule 7.1(b) within thirty days after such termination.

     5.8 Customers, Suppliers and Employees. The Seller hereby agrees not to discourage any customer or supplier of the Business from continuing to do business or maintaining a business relationship with the Business. Seller agrees that for the period ending two (2) years after the Closing Date, Seller shall not solicit or encourage any employee offered employment by Buyer to cease employment with Buyer and become employed by Seller or any of Seller's Affiliates.

     5.9 Assistance in Transition. The Seller and the Buyer agree that for a reasonable period of time, they will render reasonable assistance to one another for the purpose of effectuating the change in control of the Business from the Seller to the Buyer. Without limiting the generality of the foregoing, for a reasonable period of time following the Closing (such period not to exceed four months), the Buyer will allow the Seller and Seller's agents and the MIS Entity access to the computer systems sold by Seller to Buyer hereunder and the Real Property and certain tangible personal property Purchased Assets located at Seller's corporate office for the purpose of, without limitation, processing transactions, collecting its accounts, closing its books, preparing its tax returns and effecting the transition for other business segments sold, all without charge or cost. Such access to be provided only at reasonable times and only to the extent such access does not unreasonably interfere with Buyer's use of such system. For a period of four (4) months following the Closing Date, Seller shall allow Buyer access at reasonable times to Seller's corporate office and systems for purposes of transition of the Business to Buyer's systems and operations, all without charge or cost. Buyer agrees that for the extent of this transition period, Buyer will consult with Seller prior to any reduction in work force or transfer of Seller's former employees who reasonably could be expected to be in a position to assist Seller in this transition.

     5.10 Lien Search. Prior to Closing, the Seller at its expense shall obtain and deliver Uniform Commercial Code and tax lien search results for liens covering the Purchased Assets from each jurisdiction in which such assets are located. The searches shall be dated as of a date not earlier than 20 days prior to the Closing Date.

     5.11 Exclusivity. Without limiting the effect of any other warranty or representation contained in this Agreement, at no time from the date hereof through the earlier of (i) the Closing Date, and (ii) the termination of this Agreement will the Seller, directly or through any agents or representatives, without the prior written consent of the Buyer, (a) transfer, pledge, hypothecate or otherwise encumber any of the Purchased Assets, other than sales of Inventory in the ordinary course of business, or grant to any Person any right to purchase any of the Purchased Assets, other than purchases of Inventory in the ordinary course of business and other than the rights granted to the Buyers hereunder, (b) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of the Business or any of the Purchased Assets (including any acquisition structured as a merger, consolidation or share exchange), or (c) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contract with respect to any of the foregoing.

     5.12 Cooperation After the Closing, the Buyer and the Seller shall cooperate with each other in connection with any official tax inquiry, tax audit, tax determination, tax-related proceeding affecting the tax liability of the Seller or the Buyer relating to the Business, in connection with information required to prepare any tax return or report, and to make available to each other within a reasonable time, at no cost to such party, relevant sections of such party's tax returns, documents, correspondence, reports, books and records and other materials bearing on such tax matters; provided that each party shall be reimbursed for any out-of-pocket expenses it incurs in assisting another party hereunder.

     5.13 Use of Intellectual Property and Business Names. From and after the Closing Date, the Seller shall not use any of the Purchased IP without the prior written consent of the Buyer. Without limiting the generality of the foregoing, from and after the Closing, the Seller shall not use any Trademarks or trade names used in the Business, including "Dixie Yarns," or any acronym, abbreviation, variation, translation or combination thereof or any similar mark or name which might be confused with any of the Purchased IP, including use for signage, letterhead publications, public actions, or announcements or other oral or written references to the Business; provided, Seller may use the name Dixie Yarns until the earlier of December 31, 1999 or the date on which Seller sells its Rex Plant. From and after the Closing Date, Buyer and Buyer's Affiliates may use any of the Purchased IP, including all such Trademarks and trade names in any manner and for any purpose. Dixie may use the name "Dixie" after the Closing Date.

     5.14 Requested Business Records Seller promptly shall provide Buyer copies of the Requested Business Records upon Buyer's written request.

     5.15 Brokers. The Seller shall pay when due any amounts owed to Bowles Hollowell Conner and any other broker engaged by Seller in connection with the transactions contemplated herein. The Buyer shall pay when due any amounts owed to NationsBanc Montgomery Securities, LLC and any other broker engaged by Buyer in connection with the transactions contemplated hereby.

     5.16 Certain Remediation. Buyer shall use commercially reasonable efforts to complete its environmental investigations not less than ten (10) days prior to Closing. The parties, before Closing, shall agree on the items set forth in
Schedule 4.1.11 and the Environmental Reports that Seller will be responsible to remediate pursuant to Section 7.1(a)(vii) and the last two sentences


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


of Section 7.1(a). Seller agrees that removal and remediation of asbestos-containing material existing at the Plants on the Closing Date shall be handled as follows: (a) as soon as practical after the date hereof, Buyer's environmental consultant, Environmental Resources Management, will deliver to Buyer and Seller the factual results of its asbestos survey of the Chattanooga and Lupton City Plants, and (b) no later than fifteen (15) days after delivery of such report, Seller and Buyer shall agree upon an independent, reputable asbestos abatement contractor or other expert to provide promptly to Buyer and Seller a recommendation, based on the Environmental Resources Management factual report and any other investigation by such contractor or expert, regarding removal and/or other abatement measures that a reasonably responsible owner of a manufacturing facility should undertake at the Plants (excluding the Mebane Plant). Seller shall pay to Buyer all amounts paid by Buyer to asbestos remediators/abators/removers to implement and accomplish the work specified by such contractor or other expert in its recommendation within ten (10) days after notice from Buyer (with copies of supporting invoices); provided that Seller shall have no obligation to pay for any costs of implementing and accomplishing such recommendation to the extent the cost of such implementation and accomplishment exceeds $275,000, and provided, further, that Seller shall have no responsibility for asbestos removal or abatement at the Mebane Plant.

     5.17 Water and Electrical Supply to Golf Course. Buyer agrees to supply Seller access (consistent with past practices) to water and electrical power for Seller's golf course real property located at adjacent to the Lupton City Real Property (to the extent Buyer owns such property) purchased by Buyer pursuant to this Agreement. Seller agrees that it will use its reasonable best efforts to have the electrical supply and presently metered water supply to such golf course separately metered as soon as possible after the Closing but no later than sixty (60) days after the Closing Date. Seller will reimburse Buyer for estimated reasonable amounts of such electrical supply and presently metered water supply prior to such separate metering. Notwithstanding the foregoing, Buyer shall not have the obligation to supply Seller access to water if Seller's use of such water unreasonably interferes with Buyer's operation of the Business or if such supply of access imposes additional cost on Buyer (unless Seller reimburses Buyer for such cost).

     5.18 Collection of Trade Receivables. Seller will collect the Seller's retained accounts receivable of the Business in accordance with prior reasonable commercial practices of the Seller (but without resort to litigation or the use of collection agencies or similar efforts unless Buyer has been notified and consulted with in advance of such efforts). During the 180-day period after the Closing Date, if the Seller is unable to collect such retained accounts receivable from a Customer then doing business with the Business (as owned by Buyer), Buyer shall enforce its credit policies as set forth in Schedule 5.18 with respect to sales to such customers as if such receivable was its own; provided that if the non-paying customer reasonably alleges cause for such non-payment (e.g., quality problems) Buyer shall have no obligation to cease shipping goods to such customer.

     5.19 Initial Inventory Payment Calculation. At least three (3) days before the Closing Date, Seller shall provide Buyer with Seller's calculation of the Initial Inventory Payment and the work papers supporting such calculation.

     5.20 MIS Entity. In the event Buyer is notified that the MIS Entity will not provide agreed-upon services to Buyer, Seller shall use its best reasonable efforts to assist Buyer in locating similar services at similar prices (and Buyer will reimburse Seller for out-of-pocket expenses incurred by Seller in such assistance) and Buyer shall use its best reasonable business efforts in obtaining such services.

     5.21 Financing. Up until June 15, 1999, Buyer shall use its reasonable best efforts to obtain financing on terms (including maturity and amortization) substantially equivalent to the financing proposal attached hereto as Schedule 5.21, such financing to be for a principal amount at least equal to the amount described in such proposal, at an interest rate (on a weighted average basis based on the amounts set forth in the proposal) no greater than 0.25% above the rate described in such proposal (on a weighted average basis based on the amounts set forth in the proposal). Buyer and Seller acknowledge that Buyer has advised Seller of the following: Congress Financial Corporation has advised Buyer that it may not be able to supply the financing set forth in the proposal attached hereto as Schedule 5.21.

     5.22 Copy of Proprietary Software. Buyer and Seller agree that Seller shall have the right to keep one copy of the Proprietary Software constituting a Purchased Asset. Seller agrees that such Proprietary Software shall constitute a Business Record and shall be kept confidential by Seller, its employees and agents after the Closing and shall not be licensed, disclosed or provided to any third party. Seller agrees to return all copies of the Proprietary Software to Buyer no later than the date one (1) year after the Closing Date and agrees not to use or disclose the Proprietary Software after such date other than as set forth in Schedule 4.1.4(g).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Obligation of the Buyer. The obligation of the Buyer under this Agreement to purchase the Purchased Assets and to consummate the other transactions contemplated by this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by the Buyer in writing in its sole discretion:

          6.1.1 Representations; Performance. The representations and warranties of the Seller contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date. The Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by the Seller's Chief Executive Officer, Vice President or Treasurer, to the effect set forth above in this Section 6.1.1.

          6.1.2 Noncompetition Agreement. The Buyer and Seller shall have entered into a noncompetition agreement substantially in the form of Exhibit D attached hereto (the "Noncompetition Agreement").


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


          6.1.3 Opinions of Counsel. The Buyer shall have received a favorable opinion of Witt, Gaither & Whitaker, P.C., counsel to the Seller, addressed to the Buyer and dated as of the Closing Date, substantially in the form attached hereto as Exhibit E.

          6.1.4 Consents. All material Consents required to be obtained by the Seller pursuant to the terms of this Agreement shall have been obtained or Seller shall have supplied Buyer with the equivalent practical benefit of such Consent, as determined in Buyer's reasonable discretion.

          6.1.5 No Proceeding, Litigation, or Order. No claim, action, suit, arbitration, investigation or other formal proceeding shall be pending or threatened and no order of any governmental authority shall have been issued on or before the Closing which (i) enjoins, restrains or prohibits, or seeks to enjoin, restrain or prohibit, the transactions contemplated herein, (ii) imposes or seeks to impose limitations on the ability of the Buyer to conduct the Business in any material respect or exercise full rights of ownership over any material Purchased Assets, (iii) requires or seeks to require the divestiture by the Buyer or its Affiliates of any material Purchased Assets; or (iv) could otherwise have a Material Adverse Effect. Any and all applicable waiting periods mandated by any governmental authority for the consummation of any transaction contemplated hereby shall have expired.

          6.1.6 No Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), results of operations or business properties of the Business after March 31, 1999.

          6.1.7 Documents Delivered. The Buyer shall have received at the Closing the following documents:

          (a) corporate and tax certificates of good standing for the Seller issued by the Secretary of State and Department of Revenue (or similar applicable offices) of Seller's state of incorporation and in each jurisdiction in which any Purchased Asset is located;

          (b) a certificate of the secretary of the Seller, certifying and attaching copies of the Charter Documents (including a copy of its articles of incorporation, certified as of a recent date by the Secretary of State of the Seller's jurisdiction of incorporation) and the resolutions of the directors and/or Shareholders, as required, approving the execution and delivery by the Seller of this Agreement and all related agreements and the consummation of the transactions contemplated hereby, and certifying the incumbency of the officers of the Seller executing all such agreements and instruments;

          (c) the Noncompetition Agreement;

          (d) (i) the Deeds of Conveyance, conveying good and marketable title to the Real Property and the Improvements to the Buyer, free and clear of all liens, charges, encumbrances and other Liens and exceptions other than Permitted Liens; and (ii) an affidavit indicating that, as of the Closing Date, there are no outstanding unsatisfied judgments, tax liens or

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

     bankruptcies against or involving the Business or the Purchased Assets, and that there are no other unrecorded interests in the Real Property and the Improvements of any kind; and

          (e) the Bill of Sale, the Contract Assignment and all other documents affecting title to and possession of the Purchased Assets and necessary to transfer and assign the same to the Buyer free and clear of all Liens, charges and encumbrances except Permitted Liens; and all such other documents, opinions, certificates and items required to be delivered pursuant to this Agreement or otherwise reasonably requested by the Buyer to consummate the transactions contemplated hereby and effect the transfer of the Purchased Assets as provided herein.

          6.1.8 HSR Act Filings. All filings required by any Person under the HSR Act with respect to the transactions contemplated hereby shall have been made, all applicable waiting periods with respect thereto shall have expired or been terminated, and no action shall have been taken or threatened by the United States Department of Justice or Federal Trade Commission challenging or seeking to enjoin the transactions contemplated under this Agreement.

          6.1.9 Title Insurance on Real Property. Fully effective commitments (marked-up and endorsed by the issuing title insurance company at Closing to reflect conveyance to Buyer of the Real Property) to issue title insurance policies, in amount and form, and from a title insurance company, reasonably acceptable to Buyer, shall have been issued to Buyer agreeing to insure fee simple title to the Real Property in Buyer, free and clear of Liens other than the Permitted Liens, without any conditions, requirements or exceptions.

          6.1.10 Permits All Permits (including Environmental Permits) set forth on Schedule 4.1.7 shall, as of the Closing Date (i) have been transferred by Seller to Buyer, with all required Consents, if any, obtained, and be in full force and effect, or Seller shall have supplied Buyer with the equivalent practical benefit of such Permit as determined in Buyer's reasonable discretion, or (ii) have been re-issued to Buyer and be in full force and effect, in either case without material cost or adverse change.

          6.1.11 Financing. Buyer shall have obtained financing on terms (including maturity and amortization) substantially equivalent to the financing proposal attached hereto as Schedule 5.21, such financing to be for a principal amount at least equal to the amount described in such proposal, at an interest rate (on a weighted average basis based on the amounts set forth in the proposal) no greater than 0.25% above the rate described in such proposal (on a weighted average basis based on the amounts set forth in the proposal).

     6.2 Conditions to Obligation of the Seller. The obligations of the Seller under this Agreement to sell the Purchased Assets and to consummate the other transactions contemplated by this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by the Seller in its sole discretion:

          6.2.1 Representations; Performance. The representations and warranties of the Buyer contained herein shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date. The Buyer shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be


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


     performed or complied with by it prior to or at the Closing. The Buyer shall have executed and delivered to the Seller a certificate, dated the Closing Date and signed by the Buyer's Chief Executive Officer or a Vice President, to the effect set forth above in this Section 6.2.1.

          6.2.2 Opinion of Counsel. The Seller shall have received an opinion of Robinson, Bradshaw & Hinson, P.A., counsel to the Buyer, addressed to the Seller and dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.

          6.2.3 No Proceeding or Litigation. No claim, action, suit, proceeding, injunction or order of any court or administrative agency of competent jurisdiction shall be pending or in effect and no actions by any public or governmental authority seeking any such injunction or order shall be pending as of the Closing Date that restrains or prohibits the purchase and sale of the Purchased Assets or any other action to be taken in connection herewith.

          6.2.4 Closing Payment and Documents Delivered. The Seller shall have received at the Closing the Initial Purchase Price and the following documents required to be delivered by the Buyer at the Closing as provided herein:

          (a) the Noncompetition Agreement; and

          (b) a certificate of the secretary of the Buyer, certifying and attaching copies of its Charter Documents (including the articles of incorporation of the Buyer, certified as of a recent date by the Secretary of State of its jurisdiction of incorporation), the resolutions of the directors of the Buyer approving the execution and delivery by it of this Agreement, and the incumbency of the officers of the Buyer executing all such agreements and instruments.

          6.2.5 HSR Act Filings. All filings required by any Person under the HSR Act with respect to the transactions contemplated hereby shall have been made, all applicable waiting periods with respect thereto shall have expired or been terminated and no action shall have been taken or threatened by the United States Department of Justice or Federal Trade Commission challenging or seeking to enjoin the transactions contemplated under this Agreement.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Indemnification by the Seller. (a) The Seller agrees to indemnify, defend and hold harmless the Buyer and each of its shareholders, officers and directors, Affiliates, agents and employees from and against and in respect of any and all damages, losses, claims, liabilities, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party or other claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including reasonable costs of defense and reasonable attorneys' fees, assessed, incurred or sustained by or against any of them (in each case net of any tax benefits received, but only when such benefits are actually used by Buyer), with respect to, by reason of or arising out of (i) any breach of the representations or warranties of the Seller set forth herein or in any other agreement or instrument executed by the Seller in


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


connection herewith (for purposes of this Article VII only, disregarding any "material", "in all material respects", "taken as a whole" or having "a Material Adverse Effect" qualification or limitation provided in any such representation and warranty in determining the existence and extent of any such breach), (ii) any breach or other failure to perform any covenant, agreement or obligation of the Seller set forth herein or in any other agreement or instrument executed by the Seller in connection herewith (for purposes of this Article VII only, disregarding any "material", "in all material respects", "taken as a whole" or having "a Material Adverse Effect" qualification or limitation provided in any such covenant in determining the existence and extent of any such breach), (iii) any Excluded Liability (including without limitation any Excluded Liability that becomes, or is alleged to have become, a liability of the Buyer under any applicable bulk sales law, under any doctrine of de facto merger or successor liability, or otherwise by operation of law), (iv) any failure to obtain any required Consent, (v) any disposal or transport of Hazardous Substances by Seller or its Affiliates at or to property other than the Real Property, (vi) any liability under any sales contract that is an Assumed Contract resulting because Seller's obligations under such sales contract are past due as of the Closing, or (vii) any violation of Environmental Law or presence or release of Hazardous Substance at, arising out of or with respect to the Plants, the Business or the Real Property known by or made known to Seller prior to Closing (including but not limited to the violations of Environmental Law and presence or release of Hazardous Substances set forth in the Environmental Reports or on
Schedule 4.1.11, each as updated by Seller or Buyer prior to Closing) (the "Seller Known Environmental Conditions"), in all cases subject to each of the terms, conditions and limitations set forth in this Article VII. In addition to and without limiting the generality of the foregoing, Seller (A) agrees to undertake, at its expense, all investigation, remediation and other response required by applicable Environmental Laws to be conducted as a result of the Seller Known Environmental Conditions, (B) shall indemnify and defend Buyer against any claim or liability arising out of such investigation, remediation and other response, and (C) shall indemnify and defend Buyer against any claim of or liability to any third party with respect to the Seller Known Environmental Conditions, all such environmental remediation to be controlled by Seller and conducted in accordance with applicable law and in a manner that does not interfere unreasonably with Buyer's operation of the Plants or the Business following Closing; provided that Seller's obligation to conduct such remediation or other response shall be limited to the work reasonably necessary to (1) address requirements imposed by Environmental Laws and governmental authorities and (2) continue operation of the Purchased Assets for the purposes operated as of the date hereof. Imposition of institutional or engineering controls acceptable to all governmental authorities with jurisdiction shall be deemed an acceptable means of remediation for the purposes of this Agreement; provided, further, that they do not result in any substantial loss, cost, expense, loss of production or profits, loss of value, interference with operations (whether existing or planned), or risk of claims or liability of, to or against Buyer or the Purchased Assets (or any of them).

     (b) The Seller agrees to indemnify, defend and hold harmless the Buyer and each of its shareholders, officers and directors, Affiliates, agents and employees from and against and in respect of fifty percent (50%) of any and all damages, losses, claims, liabilities, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party or other claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including reasonable costs of defense and reasonable

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

attorneys' fees, assessed, incurred or sustained by or against any of them (in each case net of any tax benefits received, but only when such benefits are actually used by Buyer), with respect to, by reason of or arising out claims, suits or causes of action of the employees set forth on Schedule 7.1(b) relating to pulmonary function (as updated through Closing), but only to the extent such claims, suits or causes of action were brought or asserted within the period ending ten years after the Closing Date.

     (c) The Seller agrees to indemnify, defend and hold harmless the Buyer and each of its shareholders, officers and directors, Affiliates, agents and employees from and against and in respect of any interruption whatsoever of the Business as operated by Buyer after the Closing, including without limitation any adverse effect on or interruption of any production, billing or shipping function of the Business whatsoever (each an "Interruption") and any and all damages, losses, claims, liabilities, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party or other claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including reasonable costs of defense and reasonable attorneys' fees, assessed, incurred or sustained by or against any of them (in each case net of any tax benefits received, but only when such benefits are actually used by Buyer) related to any Interruption, by reason of or arising out of or related to any failure of any Purchased Software, at no additional cost and without human intervention, to: (i) include year 2000 date conversion capabilities, including date data century recognition, calculations that accommodate same century/multi-century formulas and date values, and correct sort ordering and date data interface values that reflect the century; (ii) automatically compensate for and manage and manipulate data involving dates, including single-century formulas and multi-century formulas, and not cause an abnormal event or abort within the application or result in the generation of incorrect values or invalid outputs involving such dates; (iii) provide that all date related user interface functionalities and data fields include the indication of the correct century; and (iv) provide that all date related system to system or application to application data interface functionalities will include the indication of the correct century; provided that Seller shall not be required to indemnify any Person under this Section 7.1(c) unless and until the aggregate amount of indemnification liability under this Section 7.1(c) shall have exceeded $150,000, in which such Person shall be entitled only to the excess amount of such indemnification over $150,000.

     7.2 Indemnification by the Buyer. The Buyer agrees to indemnify, defend and hold harmless the Seller and each of its shareholders, officers and directors, Affiliates, agents and employees from and against and in respect of any and all damages, losses, claims, liabilities, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party or other claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including reasonable costs of defense and reasonable attorneys' fees, assessed, incurred or sustained by or against any of them (in each case net of any tax benefits received, but only when such benefits are actually used by Seller), with respect to, by reason of or arising out of (a) any breach of the representations and warranties of Buyer set forth herein (for purposes of this Article VII only, disregarding any "material", "in all material respects", "taken as a whole" or having "a Material Adverse Effect" qualification or limitation provided in any such representation and warranty in determining the existence and extent of any such breach), (b) any breach of or other failure to perform any covenant, agreement


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


or obligation of the Buyer set forth herein (for purposes of this Article VII only, disregarding any "material", "in all material respects", "taken as a whole" or having "a Material Adverse Effect" qualification or limitation provided in any such covenant in determining the existence and extent of any such breach), or in any other agreement or instrument executed by Buyer in connection herewith, (c) any conditions arising solely and directly out of Buyer's operation of the Business after Closing to the extent such conditions create or materially exacerbate liability of Seller, excluding any conditions arising through operation of the Purchased Assets in a manner substantially similar to the manner of operation of the Purchased Assets prior to the date hereof and excluding any conditions exacerbating a condition existing as of the Closing Date that is not known to Buyer, in all cases subject to each of the terms, conditions and limitations set forth in this Article VII. In addition, Buyer agrees to indemnify, defend and hold harmless the Seller and each of its officers and directors, Affiliates and agents from and against any and all damage, loss, claim, liability, dimunition in value or expense suffered or incurred by such party, including reasonable attorneys fees, (net of any tax benefits received, but only to the extent actually used by Buyer) resulting directly from Buyer's failure to pay to each salaried employee of Seller whom Buyer is obligated to hire pursuant to Section 5.7 and whose employment is terminated by Buyer within the two (2) year period following the Closing Date for reasons other than death, disability and cause (in the case of "disability" and "cause," as determined pursuant to Buyer's employment policies existing on the date hereof) the amounts determined pursuant to Schedule 7.2.

     7.3 Limitations.

          (a) Notwithstanding anything contained herein to the contrary, no Person shall be entitled to indemnification under the provisions of this
     Article VII: (i) unless and until the aggregate amount of all indemnification liability under Section 7.1 or Section 7.2 (as applicable) shall have exceeded $150,000 in which event the indemnified person shall be entitled only to the excess amount of such indemnification over such $150,000 limit; and (ii) to the extent that the aggregate amount of all indemnification liability under Section 7.1 or Section 7.2 (as applicable) exceeds $10,000,000; provided that in determining whether such $10,000,000 amount set forth in Section 7.3(a)(ii) has been reached, any amounts not payable by reason of Section 7.3(a)(i) shall not be counted and any amounts payable pursuant to Section 5.16, Section 7.1(a)(ii), (iii), (iv), (v),
     (vi) and (vii), Section 7.1(b) and the last two sentences of Section 7.1(a) shall not be counted; provided, further, the limitations contained in subsections 7.3(a)(i) and (ii) shall not apply to (A) any breach of the representations made in Section 4.1.1, 4.1.2, 4.1.4(d), 4.1.17(c), 4.1.18,
     4.1.21,  4.2.1, 4.2.2,  4.2.5, the first sentence of Section 4.1.3(a),  the second  sentence  of  Section  4.1.4(f),  the  first  sentence  of  Section
     4.1.4(h), and the second sentence of Section 4.1.13(a); (B) Section 7.1(a)(ii), (iii), (iv), (v), (vi) and (vii), Section 7.1(b) and Section 7.2(b); or (C) any breach of any covenant of the Buyer or Seller contained in this Agreement, including, without limitation, the indemnification and other obligations set forth in Section 8.4, the last sentence of Section 2.3, and the last two sentences of Section 7.1(a); and provided, finally, that the limitations set forth in subsection 7.3(a)(i) shall not apply to
     Section 7.1(c).

          (b) The  representations and warranties of the parties as set forth in
     Article IV of this Agreement shall survive the Closing until the date eighteen months after the Closing Date; provided that the representations and warranties of the Seller set forth in Section 4.1.1, 4.1.2,

     4.1.4(d),  4.1.17(c),  4.1.21, the first sentence of Section 4.1.3(a),  the second sentence of Section 4.1.4(f), the first sentence of Section 4.1.4(h), and the second sentence of Section 4.1.13(a) and of the Buyer set forth in Sections 4.2.1 or 4.2.2 shall survive the Closing without limitation. The covenants of the parties contained in this Agreement shall survive Closing without limitation.

     7.4 Procedure for Indemnification.

          7.4.1 .Third Party Claims.

          (a) If any Person shall claim indemnification hereunder arising from any claim or demand of a third party, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of the basis for such claim or demand setting forth the nature of the claim or demand in reasonable detail. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent the Indemnifying Party demonstrates that the defense of such claim or demand is materially prejudiced by the failure to give such notice.

          (b) If any legal proceeding or action is brought by a third party against an Indemnified Party and the Indemnified Party gives notice to the Indemnifying Party pursuant to Section 7.4.1(a), the Indemnifying Party will be entitled to participate in such proceeding and, to the extent that it wishes, to assume the defense of such proceeding if (i) the Indemnifying Party provides written notice to the Indemnified Party that the Indemnifying Party intends to undertake such defense and the Indemnifying Party will indemnify the Indemnified Party against all claims for indemnification resulting from or relating to such third party claim as provided in this Article VII, (ii) the Indemnifying Party provides to the Indemnified Party evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the third party claim and to fulfill its indemnification obligations hereunder,
     (iii) the Indemnifying Party conducts the defense of the third party claim actively and diligently with counsel reasonably satisfactory to the Indemnified Party, and (iv) if the Indemnifying Party is a party to the proceeding, the Indemnifying Party has not determined in good faith that joint representation would be inappropriate. The Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by the Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party. The Indemnified Party shall fully cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim or demand, provided that all reasonable out-of-pocket expenses incurred by Indemnified Party shall be paid by Indemnifying Party (except as aforesaid). If the Indemnifying Party assumes the defense of a proceeding, (1) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (2) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent.

          (c) If (i) notice is given to the Indemnifying Party of the commencement of any proceeding and the Indemnifying Party does not, within ten (10) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such proceeding, (ii) any of the conditions set forth in clauses (i)-(iv) of
     Section 7.4.1(b) above become unsatisfied, or (iii) an Indemnified Party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification from the Indemnifying Party under this Agreement, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim; provided that the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the third party claim (including reasonable attorneys' fees and expenses) and the Indemnifying Party will remain responsible for any indemnifiable amounts arising from or related to such third party claim to the fullest extent provided in this
     Article VII. The Indemnifying Party may elect to participate in such proceedings, negotiations or defense at any time at its own expense.

          7.4.2 Direct Claims. If either party shall claim indemnification hereunder for any claim other than third party claims, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the basis for such claim setting forth the nature and amount of the damages resulting from such claim. The Indemnifying Party shall give written notice of any disagreement with such claim within twenty (20) days following receipt of Indemnified Party's notice of the claim, specifying in reasonable detail the nature and extent of such disagreement. If the Indemnifying Party and Indemnified Party are unable to resolve any disagreement within thirty (30) days following receipt by the Indemnified Party of the notice referred to in the preceding sentence, the disagreement shall be submitted for resolution at a neutral location agreed upon by the parties (which neutral location shall be Atlanta, Georgia if the parties are unable to agree) to an independent individual person (the "Arbitrator") mutually agreed by the Indemnifying Party and Indemnified Party. If the Indemnifying Party and
     Indemnified Party cannot agree on a single Arbitrator, then the disagreement shall be submitted to a panel of three independent individual persons (the "Arbitrators"), one selected by the Indemnifying Party, one by the Indemnified Party and one by the two Arbitrators so selected and shall be conducted in accordance with the Rules of the American Arbitration Association. The parties shall request that the Arbitrator's (or Arbitrators') determination shall be made within thirty (30) days of the submission of the dispute, shall be in accordance with this Agreement, shall be set forth in a written statement delivered to Indemnifying Party and the Indemnified Party and shall be final, binding and conclusive. Judgment upon the decision rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof and may include the award of attorneys' fees and other costs to the extent provided by this Article. The Person who is prevailed against in the resolution of such disagreement shall pay the fees and expenses of the Arbitrator(s); and if one Person does not prevail on all issues, the fees and expenses shall be apportioned in such manner as the Arbitrator(s) shall determine. Any amount owing by any Person as a result of this Section 7.4.2 shall be paid within three (3) Business Days after final determination of such amount.

          7.4.3 Interest. Interest shall accrue on the unpaid amount of all indemnification obligations hereunder at the per annum prime rate of interest announced from time to time by

     Bank of America, N.A. (or, if such bank discontinues its practice of announcing its prime rate, such other institution approved by the Seller and the Buyer) as its prime rate of interest, as in effect from time to time, such interest to be calculated based on the actual number of days elapsed from the date each indemnification obligation becomes due and owing until paid in full and based on a 365-day year.

          7.4.4 Remedies. The Buyer and Seller understand and agree that Buyer's right to indemnification and other rights under Section 7.1 shall constitute Buyer's sole and exclusive remedy against the Seller with respect to any claim by Buyer against Seller arising under any Environmental Law except to the extent such claim results from a claim of a third-party against Buyer. This Section 7.4.4 shall not apply with respect to any claims of third parties (including governmental authorities) against Buyer, and notwithstanding anything to the contrary herein, Buyer retains, in addition to its rights under Section 7.1, all remedies against Seller under all Environmental Laws in the event of such a claim (including without limitation all remedies under CERCLA and the applicable Tennessee or North Carolina Environmental Laws, for site conditions or off-site conditions resulting from any environmental matter, including, without limitation, any rights whether arising at law or in equity, to seek contribution, cost recovery, damages or any other recourse or remedy).

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Termination.  This Agreement may be terminated at any time prior to the
Closing:

          (a) (1) by mutual written consent of the Buyer and the Seller, (2) by Seller, in its sole discretion, from and after May 18, 1999 and up until the date Buyer has provided to Seller reasonable written evidence that Buyer is able to obtain the financing described in Section 6.1.11; or

          (b) by the Buyer by written notice to the Seller if (i) any of the material Purchased Assets are not fully assignable or transferable (and Seller has not provided to Buyer the equivalent practical benefit of the property or right that Buyer would receive or hold if such Purchased Asset were transferred or assigned in full, such equivalency determined in Buyer's reasonable discretion) on the Closing Date as set forth in Section 2.2, or (ii) any of the conditions set forth in Section 6.1 shall not have been fulfilled on or prior to June 15, 1999 or shall have become incapable of fulfillment and shall not have been waived by the Buyer;

          (c) by the Seller by written notice to the Buyer if (i) Seller reasonably estimates that the total cost of the sum of (A) Seller's obligations pursuant to the last two sentences of Section 7.1(a) plus (B) the amount of Seller's indemnity obligations pursuant to Section 7.1(a) for any Updating Information matter will exceed $5,000,000, or (ii) any of the conditions set forth in Section 6.2 hereof shall not have been fulfilled on or prior to June 15, 1999 or shall have become incapable of fulfillment and shall not have been waived by the Seller.

     Subject to the provisions set forth in Section 8.2 and Section 8.3, if this Agreement is terminated in accordance with this Section 8.1 (including Section 8.1(a)), all further obligations of the parties hereunder shall terminate; provided that the obligations contained in Sections 5.5(b), 8.5 and 8.6 shall survive such termination; and provided, further, that if Seller terminates this Agreement pursuant to Section 8.1(c)(i)(A), then, immediately upon such termination, Seller shall pay to Buyer an amount equal to the sum of (x) all HSR Act filing fees paid by Buyer relating to the transaction contemplated hereby plus (y) of all amounts paid or payable by Buyer to ERM as a result of ERM's environmental investigation of the Business plus (z) all amounts paid or payable to Robinson, Bradshaw & Hinson, P.A., Deloitte & Touche, LLP and NationsBanc Montgomery Securities LLC, and Congress Financial Corporation for loan fees and charges and services (including any expense charges) rendered to Buyer in connection with the transactions contemplated hereby.

     8.2 Default by the Buyer. In the event that (a) this Agreement is terminated by the Seller pursuant to Section 8.1(c)(ii) by reason of the failure of the Buyer to satisfy one or more of the conditions set forth in Section 6.2 and (b) all of the conditions set forth in Section 6.1 have been satisfied or offered to be immediately satisfied by the Seller, then the Buyer shall be liable to the Seller for all loss, damage or expense incurred by the Seller as a result of the Buyer's default, and the Seller shall be entitled to seek any remedy to which it may be entitled at law or in equity in the event of a material violation or breach of any agreement, representation or warranty contained in this Agreement (which remedies shall include, without limitation, an injunction or injunctions to prevent breaches of, or to obtain specific performance of any obligation hereunder, without limiting any monetary damages to which the Seller shall be entitled).

     8.3 Default by Seller. In the event that (a) this Agreement is terminated by the Buyer pursuant to Section 8.1(b) by reason of the failure of the Seller to satisfy one or more of the conditions set forth in Section 6.1 and (b) all of the conditions set forth in Section 6.2 have been satisfied or offered to be immediately satisfied by the Buyer, then the Seller shall be liable to the Buyer for all loss, damage or expense incurred by the Buyer as a result of the Seller's default, and the Buyer shall be entitled to seek any remedy to which it may be entitled at law or in equity in the event of a material violation or breach of any agreement, representation or warranty contained in this Agreement (which remedies shall include, without limitation, an injunction or injunctions to prevent breaches of, or to obtain specific performance of any obligation hereunder, without limiting any monetary damages to which the Buyer shall be entitled).

     8.4 Bulk Sales Law. The Buyer hereby waives compliance by the Seller with the provisions of any applicable bulk sales (sale of an enterprise) legislation, or other law for the protection of creditors. The Seller agrees to jointly and severally indemnify, defend and hold harmless the Buyer in accordance with
Article VII hereof from any liability, claim, loss or expense (including reasonable attorneys' fees) arising from any noncompliance with such laws.

     8.5 Expenses. Except as otherwise provided herein, each party shall assume and bear all expenses, costs and fees incurred or assumed by it in the preparation and execution of this Agreement and compliance herewith, whether or not the transactions contemplated hereby are consummated.

     8.6 Public Announcements. Except as may otherwise be required by law, no party to this Agreement shall, directly or indirectly, make or cause to be made any public announcement or issue any notice in any form with respect to this Agreement or the transactions contemplated herein prior to or on the Closing Date without the prior written consent of the other party hereto.

     8.7 Assignment; Successors. This Agreement shall not be assigned by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that (i) the Buyer may assign this Agreement and its rights hereunder to any director or indirect subsidiary of Buyer so long as Buyer guarantees performance in full by such subsidiary of any and all obligations it may have under this Agreement or any agreement executed in connection herewith and (ii) the Seller and the Buyer may assign this Agreement and its rights hereunder to any Affiliate in the context of a reorganization. This Agreement is intended for the exclusive benefit of the parties hereto and their respective heirs, successors and permitted assigns, and shall not create any rights in or be enforceable by any other Person whomsoever, other than any Person entitled to indemnification from the Seller on the one hand or the Buyer on the other hand pursuant to Article VII hereof, it being the intention of the parties that no one shall be deemed to be a third party beneficiary of this Agreement. This Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and permitted assigns of the respective parties. Without limiting the generality of the foregoing, nothing in this Agreement, express or implied, shall confer upon any employees of either Seller or any other third party any rights or remedies of any nature or kind, including without limitation any right to employment or employee benefits, or to continued employment or benefits for any specified period.

     8.8 Amendment and Modification; Waivers. This Agreement or any term hereof may be changed, waived, discharged or terminated only by an agreement in writing signed by both parties. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained herein shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     8.9 Notices. All notices, Consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard thereof shall be validly given, made or served, if in writing and delivered personally or sent by telecopier, telex, nationally recognized overnight courier or registered or certified mail, postage prepaid, to the following address:

         If to the Seller, to:              The Dixie Group, Inc.
                                            1100 South Watkins Street
                                            Chattanooga, Tennessee  37404
                                            ATTENTION:  Treasurer
                                            Facsimile:  (423)  493-7488
         with a copy to:                    Witt, Gaither & Whitaker, P.C.
                                            1100 Sun Trust Bank Building
                                            Chattanooga, Tennessee  37402
                                            ATTENTION:  Philip Whitaker, Jr.
                                            Facsimile:  (423)  265-5298

         If to the Buyer, to:               R. L. Stowe Mills
                                            100 North Main Street
                                            Belmont, North Carolina  28012
                                            ATTENTION:  D. Harding Stowe
                                            Facsimile:  (704)  825-6608

         with a copy to:                    Robinson, Bradshaw & Hinson, P.A.
                                            101 North Tryon Street, Suite 1900
                                            Charlotte, NC  28246
                                            ATTENTION:  Robert S. McLean
                                            Facsimile:  (704) 378-4000

or, in each case, at such other address as may be specified in writing, but no such change shall be deemed to have been given until it is actually received by the parties sought to be charged with its contents. All notices and other communications given hereunder shall be effective (a) upon delivery, if delivered personally or sent by telecopier or telex, (b) if delivered by overnight courier, one Business Day after delivery to such courier, and (c) if delivered by mail, three (3) Business Days after deposit in the United States mail.

     8.10 Further Assurances; Records.

          (a) Each of the Seller and the Buyer shall cooperate and take such actions, and execute all such further instruments and documents, at or subsequent to the Closing, as either may reasonably request in order to convey title to the Purchased Assets to the Buyer and otherwise to effect the terms and purposes of this Agreement. Each party shall provide the other party or parties with access to all relevant documents and other information pertaining to the Purchased Assets which are needed by such other party or parties for the purposes of preparing tax returns or responding to an audit by any governmental agency or for any other reasonable purpose. Such access will be during normal business hours and not subject to time limitations, except as provided below.

          (b) Without limitation of the foregoing, the Seller and the Buyer agree to cooperate with each other after the Closing in connection with any official tax inquiry, tax audit, tax determination or tax related proceeding affecting tax liability of the Seller or the Buyer and to make available to each other party within a reasonable amount of time, its employees and officers, together with documents, correspondence, reports, books and records and other materials bearing on such tax inquiry, audit, examination, proceeding or determination of tax liability or treatment, provided that each party shall be reimbursed for any out-of-pocket expenses it incurs in assisting another party hereunder.

     8.11 Mail. The Seller hereby authorizes the Buyer and its representatives and Affiliates after the Closing Date to receive and open any mail or other communications received by them apparently relating to the Business even if addressed to the Seller, and to act with respect to such communications in such manner as the Buyer may elect if such communications relate to the Business or any of the Purchased Assets, or, if such communications do not so relate, to forward the same to the Seller on a weekly basis. The Seller shall promptly deliver to the Buyer the original of any mail or other communication received by it after the Closing Date relating to the Business or the Purchased Assets.

     8.12 Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of North Carolina and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to, and hereby irrevocably and unconditionally submits, to the exclusive jurisdiction of the courts of the State of North Carolina and of the federal courts sitting in the State of North Carolina for the purposes of any action, suit or proceeding (including appeals to their respective appellate courts) arising out of this Agreement or the transactions contemplated hereby (and agrees not to commence any action or proceeding except in such courts), and
(b)(1) to the extent such party is not otherwise subject to service of process in the State of North Carolina, to appoint and maintain an agent in the State of North Carolina as such party's agent for acceptance of legal process, and (2) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall have the same legal force and effect as if served upon such party personally within the State of North Carolina. Each party irrevocably and unconditionally waives any objections to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the courts of the State of North Carolina or (ii) any United States District Court in the State of North Carolina (including appeals to their respective appellate courts), and hereby further irrevocably and unconditionally to the fullest extent permitted by law waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably and unconditionally waives trial by jury in any legal action or proceeding in connection with this Agreement or the transactions contemplated hereby and for any counterclaim with respect thereto. Nothing contained in this Section 8.12 shall affect the right of any party hereto to serve legal process in any other matter permitted by law or affect the right of any party hereto to bring any action or proceeding against any other party hereto or any party's property in the courts in any other jurisdiction.

     8.13  Remedies.  Except  as set forth in  Section  7.4.4,  Article  VII and
Section 8.1, 8.2 and 8.3 are the exclusive remedy of either party for a breach of this Agreement, absent fraud.

     8.14 Update to Schedules. Seller hereby agrees that it has the continuing obligation to supplement, modify or amend, during the period of time between the date of this Agreement and the Closing Date, the information required to be set forth on the respective Schedules to its


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representations  and  warranties  contained  in Section 4.1 with  respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to have been set forth on such Schedules (such information being called the "Updating Information"), all subject to the provisions of this Section 8.14. As a condition to so supplement, modify or amend any Schedule with Updating Information, the Seller shall promptly upon becoming aware thereof disclose in writing to Buyer such Updating Information and the Schedule to which the Updating Information applies and (a) any Updating Information that does not signify or disclose a Material Adverse Effect shall be deemed to amend and supplement the Schedule identified in Seller's notice of the Updating Information, and (b) if the Updating Information signifies or discloses a Material Adverse Effect, the Updating Information shall be deemed to amend and supplement the Schedule disclosed in Seller's notice only if Buyer consents in writing to such amendment and supplementation (which consent may be withheld in Buyer's sole discretion) and if Buyer does not consent to such amendment and supplementation, such Schedule shall not be deemed to be supplemented and amended; provided that if a Schedule is updated pursuant to either subsection (a) or (b) of this sentence, such Schedule shall be deemed to have been supplemented and amended only for purposes of Section 6.1 (Buyer's Condition to Close) and specifically shall not be deemed to have been updated
for  purposes  of  Article  VII  (indemnity)  (in  other  words,   the  Updating
Information  shall not be  considered  a part of the  Schedule  for  purposes of
Article VII and Seller shall be obligated to indemnify  Buyer in accordance with
Article VII to the extent the Updating Information causes a breach of Seller's representations and warranties contained in Section 4.1 without such Updating Information being scheduled).

     8.15 Entire Agreement; Counterparts. This Agreement, together with the Exhibits and Schedules, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including without limitation the letter of intent dated February 2, 1999, between the Buyer and the Seller, as amended (the "Letter of Intent"). This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

     8.16 Enforceability of Provisions. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, then the remaining provisions of this Agreement or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.


                         (signatures on following page)


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

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            BUYER:


                                            R.L. STOWE MILLS, INC.


                                            By:      /s/ A. Harding Stowe
                                                     -------------------------
                                                     Name:    A. Harding Stowe
                                                     Title:   President - CEO



                                            SELLER:

                                            THE DIXIE GROUP, INC.


                                            By:      /s/ Gary A. Harmon
                                                     -------------------------
                                                     Name:    Gary A. Harmon
                                                     Title:   Treasurer


The Dixie Group, Inc. hereby undertakes to provide supplementally, upon request of the Staff of the Securities and Exchange Commission, copies of any Exhibits or Schedules to this Agreement which have been omitted from this filing.


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